                                                                    Exhibit 2.12









                            ASSET PURCHASE AGREEMENT

                                      among

                    WEST VIRGINIA UNIVERSITY HOSPITALS, INC.,

                  PSYCHIATRIC INSTITUTE OF WEST VIRGINIA, INC.


                                       and


                            RAMSAY HEALTH CARE, INC.



                                  July 2, 1998



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


                                TABLE OF CONTENTS

1.      DEFINED TERMS.....................................................................................................   1

2.      COVENANTS AND UNDERTAKINGS........................................................................................   8

        2.1      Purchase and Sale of Assets..............................................................................   8
        2.2      Excluded Assets .........................................................................................   9
        2.3      Consideration ...........................................................................................  10
        2.4      Allocation of Consideration .............................................................................  11
        2.5      Assumption of Liabilities and Obligations ...............................................................  11
        2.6      Working Capital Adjustment ..............................................................................  11
        2.7      Patient Billings ........................................................................................  13
        2.8      HSR Act Requirements ....................................................................................  13
        2.9      Termination of Certain Agreements .......................................................................  14
        2.10     West Virginia Law Requirements ..........................................................................  14

3.      REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SHAREHOLDER..................................................  15

        3.1      Organization, Standing and Authority ....................................................................  15
        3.2      Authorization and Binding Obligation ....................................................................  15
        3.3      Absence of Conflicting Agreements .......................................................................  15
        3.4      Title to and Condition of Real Property .................................................................  16
        3.5      Title to and Condition of Personalty ....................................................................  17
        3.6      Contracts ...............................................................................................  17
        3.7      Consents ................................................................................................  17
        3.8      Trademarks, Trade Names and Copyrights ..................................................................  18
        3.9      Licenses ................................................................................................  18
        3.10     Compliance with Laws ....................................................................................  18
        3.11     Financial Statements ....................................................................................  19
        3.12     Insurance ...............................................................................................  19
        3.13     Employee Benefit Plans ..................................................................................  19
        3.14     Labor Relations .........................................................................................  20
        3.15     Taxes ...................................................................................................  21
        3.16     Claims and Legal Actions ................................................................................  21
        3.17     Environmental Matters ...................................................................................  21
        3.18     Reports .................................................................................................  22
        3.19     Conduct of Business in Ordinary Course ..................................................................  23
        3.20     Cost Reports ............................................................................................  23
        3.21     Medical Staff............................................................................................  23
        3.22     Medicare/Medicaid Participation and Accreditation Investigations ........................................  23
        3.23     Hill-Burton Care ........................................................................................  24
        3.24     U.S. Person .............................................................................................  24
        3.25     Full Disclosure .........................................................................................  24
        3.26     Assets ..................................................................................................  24
        3.27     Intentionally Omitted ...................................................................................  24
        3.28     Personnel ...............................................................................................  24



4.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...................................................................  25

        4.1      Organization, Standing, and Authority ...................................................................  25
        4.2      Authorization and Binding Obligation ....................................................................  25
        4.3      Absence of Conflicting Agreements .......................................................................  25
        4.4      Consents ................................................................................................  25
        4.5      Litigation; Disputes ....................................................................................  26
        4.6      Full Disclosure .........................................................................................  26
        4.7      Financing ...............................................................................................  26

5.      PRE-CLOSING COVENANTS OF THE SELLER...............................................................................  26

        5.1      Negative Covenants ......................................................................................  26
        5.2      Affirmative Covenants ...................................................................................  27

6.      ADDITIONAL COVENANTS..............................................................................................  29

        6.1      Consent .................................................................................................  29
        6.2      Cooperation .............................................................................................  30
        6.3      Taxes, Fees and Expenses ................................................................................  30
        6.4      Brokers .................................................................................................  30
        6.5      Confidentiality .........................................................................................  30
        6.6      Risk of Loss ............................................................................................  30
        6.7      Employee Benefit Matters ................................................................................  31
        6.8      Filing of Cost Reports ..................................................................................  33
        6.9      Post-Closing Insurance ..................................................................................  34
        6.10     Access to Information ...................................................................................  34
        6.11     Environmental Reports ...................................................................................  34
        6.12     Non-Competition Covenant ................................................................................  35
        6.13     Information Systems .....................................................................................  35
        6.14     Agreement by the Purchaser Regarding No Other Representations or
                 Warranties by the Shareholder or the Sellers ............................................................  36

7.      ADDITIONAL COVENANTS OF THE PURCHASER.............................................................................  36

        7.1      Resale Certificate ......................................................................................  36
        7.2      Records Relating to Cost Reports ........................................................................  36
        7.3      Books and Records of the Seller .........................................................................  37
        7.4      Consents ................................................................................................  37
        7.5      Purchaser's Efforts to Close ............................................................................  37

8.      CONDITIONS TO CLOSING.............................................................................................  37

        8.1      Conditions to Obligations of the Purchaser to Close .....................................................  37
        8.2      Conditions to Obligations of the Seller to Close ........................................................  39

9.      CLOSING AND CLOSING DELIVERIES....................................................................................  39

        9.1      Closing .................................................................................................  39
        9.2      Deliveries by the Seller and the Shareholder ............................................................  40
        9.3      Deliveries by the Purchaser .............................................................................  41



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

10.     TERMINATION.......................................................................................................  42

        10.1     Method of Termination ...................................................................................  42
        10.2     Rights Upon Termination .................................................................................  42
        10.3     Sole and Exclusive Remedy ...............................................................................  43

11.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION....................................................  43

        11.1     Representations and Warranties ..........................................................................  43
        11.2     Indemnification of the Purchaser by the Seller and the Shareholder ......................................  43
        11.3     Indemnification of the Seller and the Shareholder by the Purchaser ......................................  44
        11.4     Procedure for Indemnification ...........................................................................  45
        11.5     Investigation ...........................................................................................  46
        11.6     Limitation on Indemnification Obligations ...............................................................  46
        11.7     Intentionally Omitted ...................................................................................  47
        11.8     Exclusive Remedy ........................................................................................  47

12.     MISCELLANEOUS.....................................................................................................  47

        12.1     Further Assurances ......................................................................................  47
        12.2     Notices .................................................................................................  47
        12.3     Waiver ..................................................................................................  47
        12.4     Captions; Partial Invalidity ............................................................................  47
        12.5     Counterparts ............................................................................................  48
        12.6     Variations of Pronouns; Number; Gender ..................................................................  48
        12.7     Governing Law; Construction .............................................................................  48
        12.8     Third Parties ...........................................................................................  48
        12.9     Entire Agreement ........................................................................................  48
        12.10    Remedies ................................................................................................  48
        12.11    Benefit and Binding Effect ..............................................................................  49
        12.12    Dispute Resolution ......................................................................................  49
        12.13    Contact with Employees and Other Persons ................................................................  49
        12.14    Schedules and Exhibits ..................................................................................  49
        12.15    Best Efforts ............................................................................................  50
        12.16    Knowledge ...............................................................................................  50


LIST OF EXHIBITS

2.4                        Allocation of Consideration
2.6-1                      Base Adjusted Working Capital
2.6-2                      Adjusted Working Capital Methodology

LIST OF SCHEDULES

2.2.11            Certain Excluded Assets
2.5               Certain Assumed Liabilities
3.3               List of Violations
3.4.2             Real Property Leases
3.4.3             Condition of Real Property, Etc.
3.4.4             Real Property Construction, Etc.  Agreements
3.5.1             Title to Assets (Other than Real Property)
3.5.2             Condition of Assets (Other than Real Property)
3.6.1             Assumed Contracts
3.6.2             Excluded Contracts
3.7               Consents of Sellers
3.8               Trademarks, Trade Names and Copyrights
3.9               Licenses
3.11              Financial Statements
3.12              Insurance Policies
3.13              Employee Plans and Compensation Arrangements
3.14              Labor Relations
3.16              Claims and Legal Actions
3.17              Environmental Matters
3.19              Changes in Conduct of Business
3.20              Cost Report Audits
3.21              Medical Staff
3.22              Medicare Participation and Accreditation Investigations
3.28              Employee Information
4.4               Consents of Purchaser
6.4               Brokers
6.7.2             Description of Severance Terms
6.7.3             Incidents of Loss of Employment
8.1.5             Material Adverse Changes

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT, entered into as of this 2nd day of July, 1998, by and among West Virginia University Hospitals, Inc., a West Virginia private non-stock, non profit corporation (the "PURCHASER"), Psychiatric Institute of West Virginia, Inc., a Virginia corporation (the "SELLER"), and Ramsay Health Care, Inc., a Delaware corporation (the "SHAREHOLDER").

                              W I T N E S S E T H:


         WHEREAS, the Shareholder, through the Seller, owns (subject to the Ground Lease) and operates a behavioral health care facility in Morgantown, West Virginia; and

         WHEREAS, the Seller desires to sell to the Purchaser and the Purchaser desires to purchase from the Seller substantially all of the assets used and useful in the operation of said facility upon the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.       DEFINED TERMS

         The following terms shall have the following meanings in this Agreement (terms defined in the singular to have the same meanings when used in the plural and VICE VERSA):

                  "ACCOUNTS RECEIVABLE" means all accounts receivable of the Seller as of the Closing Date, including, without limitation, accounts receivable from the Seller's employees, physicians or other representatives, and all rights of Seller to payment for goods or services rendered by the Seller prior to the Closing Date, excluding (i) any and all Cost Report Adjustments and any and all other rights to payment relating to Cost Report Settlements for periods ending on or prior to the Closing Date, (ii) any and all Intercompany Receivables and (iii) the West Virginia Receivable.

                  "ADJUSTED WORKING CAPITAL" shall have the meaning set forth in
Section 2.6.

                  "AGREEMENT" means this Asset Purchase Agreement, as it may be amended, modified, or supplemented from time to time in accordance with its terms.

                  "ASSETS" means the tangible and intangible assets owned or held by the Seller which are to be sold to and purchased by the Purchaser pursuant to Section 2.1.

                  "ASSUMED CONTRACTS" means the Contracts which are to be assigned to and assumed by the Purchaser and which are identified on SCHEDULE
3.6.1 and no others, except those entered into in the ordinary course and with the consent of the Purchaser, as applicable, as contemplated in Section 5.1.2.

                  "ASSUMED LIABILITIES" shall have the meaning set forth in
Section 2.1.

                  "BASE ADJUSTED WORKING CAPITAL" shall have the meaning set forth in Section 2.6.

                  "CHARTER AGREEMENT" shall have the meaning set forth in
Section 8.1.9.(i).

                  "CLAIMANT" has the meaning set forth in Section 11.4.1.

                  "CLOSING" means the consummation of the transactions contemplated by this Agreement in accordance with the provisions of Section 9.

                  "CLOSING DATE" means the date of the Closing specified in
Section 9.1.

                  "CLOSING DATE ADJUSTED WORKING CAPITAL" shall have the meaning set forth in Section 2.6.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, or any subsequent legislative enactment thereof, as in effect from time to time.

                  "COMPENSATION ARRANGEMENT" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees, former employees, officers, independent contractors, directors and/or shareholders of the Seller or any entity related to the Seller (under the terms of Sections 414(b), (c), (m) or (o) of the Code) any compensation or other benefits, whether deferred or not, in excess of base salary or wages and excluding overtime pay, excluding Assumed Contracts.

                  "CONSENTS" means all of the consents or approvals of government authorities and other third parties necessary to sell, transfer and assign the Assets to the Purchaser and otherwise to consummate the transactions contemplated hereby in compliance with all applicable laws, regulations, orders and decrees.

                  "CONTRACTS" means all (i) agreements with physicians or physician groups or other health care professionals, (ii) agreements with Payors, (iii) leases, (iv) health, liability, theft, fidelity, fire and other forms of insurance policies or commitments, (v) software licenses, (vi) employment agreements, collective bargaining and trade agreements, (vii) barter agreements and (viii) other agreements, written or oral (including any amendments and other modifications thereto), relating to the Facility to which the Seller is a party or which are binding upon the Seller or affect the Assets or the business or operations of the Seller relating to the Facility, together with all advances, deposits and prepaid items related thereto, which are in effect on the date hereof or are entered into by the Seller in the ordinary course of business between the date hereof and the Closing Date.

                  "COST REPORT" means the cost report required to be filed, as of the end of a provider cost year or for any other required period, including, without limitation, a terminating cost report, with cost-based Payors with respect to cost reimbursement.

                  "COST REPORT ADJUSTMENTS" shall have the meaning set forth in
Section 6.8.

                  "COST REPORT SETTLEMENTS" means the right, title and interest of the Seller in amounts due from Medicare, any state under any state cost-based programs or from any fiscal intermediary or other Payor in connection with the resolution of disputes or adjustments relating to Cost Reports filed for periods ending on or prior to the Closing Date, including initial settlements as well as reopenings of previously settled Cost Reports, but does not include any amounts included in Accounts Receivable.

                  "COVERED LIVES" has the meaning set forth in Section 2.7.1.

                  "DEFICIENCIES" has the meaning set forth in Section 3.22.

                  "EMPLOYEE PLAN" means any pension, retirement, profit-sharing, deferred compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA to which the Seller or any entity related to the Seller (under the terms of Sections 414(b), (c), (m) or (o) of the Code) contributes or otherwise is bound or which the Seller or any entity related to the Seller (under the terms of Sections 414(b), (c), (m) or (o) of the Code) sponsors or maintains.

                  "ENVIRONMENTAL CLAIMS" means any claim, action, cause of action, investigation or notice by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from, in part or in whole, (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned or operated by the Seller or (ii) circumstances forming the basis of any violation, or alleged violation, of the Environmental Laws or the Medical Waste Laws.

                  "ENVIRONMENTAL LAWS" means the federal, state, regional, county, parish, municipal and local environmental, health or safety laws, regulations, ordinances, rules and policies and the common law relating to the use, refinement, recycling, handling. treatment, removal, storage, production, manufacture, transportation, disposal, emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), as the same may be amended or modified until the date of closing, including, without limitation, the following statutes: Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, ET SEQ.; Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601, ET SEQ.; Air Pollution Prevention and Control Act, 42 U.S.C. Section 7401, ET SEQ.; Water Pollution Control Act, 33 U.S.C. Section 1251, ET SEQ.; Federal Insecticide, Fungicide, and Rodenticide Act, Federal Pesticide Act of 1978, 7 U.S.C. Section 136, ET SEQ.; Hazardous Materials Transportation Act, 49 U.S.C. Section 1471, 1472, 1655 and 1801, ET SEQ.; Toxic Substances Control Act, 15 U.S.C. Section 2601, ET SEQ.; Safe Drinking Water Act. 42 U.S.C. Section 300f, ET SEQ.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder, as in effect from time to time.

                  "EXCLUDED ASSETS" has the meaning set forth in Section 2.2.

                  "EXCLUDED CONTRACTS" means those Contracts which are not to be assigned to and assumed by the Purchaser, including, without limitation, those identified on SCHEDULE 3.6.2.

                  "EXECUTORY PERIOD" shall have the meaning set forth in Section 5.

                  "EXISTING AGREEMENTS" shall have the meaning set forth in
Section 2.9.

                  "FACILITY" means the Morgantown Facility.

                  "FINANCIAL STATEMENTS" has the meaning set forth in Section 3.11.1.

                  "FMC" shall mean Facilities Management Corporation, a West Virginia corporation controlled by the Purchaser, its sole member.

                  "GROUND LEASE" means that certain Ground Lease between FMC and the Seller dated as of September 30, 1985.

                  "HIRED EMPLOYEES" has the meaning set forth in Section 6.7.2.

                  "HIRED EMPLOYEES RECORDS" has the meaning set forth in Section 2.2.3.

                  "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder, or any subsequent legislative enactment thereof, as in effect from time to time.

                  "INDEMNIFYING PARTY" has the meaning set forth in Section 11.4.1.

                  "INFORMATION SYSTEM" has the meaning set forth in Section
6.13.

                  "INTERCOMPANY RECEIVABLES" means all accounts receivable or other amounts due from the Seller to the Shareholder and all receivables or other amounts due from the Shareholder or any of its subsidiaries to the Seller.

                  "INVENTORY" means the following items of personal property owned by the Seller relating to the Facility: (i) supplies (office, medical, food or otherwise), (ii) inventory (office, medical, food, drug or otherwise) and (iii) other items of tangible personal property typically consumed or sold by the Seller at the Facility in the ordinary course of business, plus such additions thereto and less such deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

                  "JCAHO" means the Joint Commission on the Accreditation of Healthcare Organizations.

                  "LICENSES" means all of the certificates of need, accreditations, registrations, licenses, permits, certificates and other authorizations issued by any federal, state or local governmental authorities or accreditation organizations to the Seller and required in connection with the conduct of the business or operations of its business or the Facility.

                  "LIEN" means any claim, easement, encumbrance, mortgage, lease, covenant, security interest, lien, option, right of first refusal, pledge, conditional sales contract, levy, exception, encroachment, limitation, charge or other restriction of any kind or nature whatsoever.

                  "LOSSES" means any cost, damage, disbursement, expense, liability, loss, deficiency, interest, penalty, fine, judgment or settlement of any kind or nature whatsoever, including, without limitation, reasonable legal, accounting and other professional fees, expenses and disbursements that may be imposed on or otherwise incurred or suffered by the Claimant.

                  "MATERIALS OF ENVIRONMENTAL CONCERN" means any toxic or hazardous waste, pollutants or substances, including, without limitation, asbestos, urea formaldehyde, radioactive substances, materials or wastes, PCBs, petroleum products and byproducts, defined or listed as "hazardous substances," "hazardous waste," "toxic substances," "toxic pollutant," "medical waste," "air pollutants," "hazardous air pollutants" or similarly identified substances or mixtures, in or pursuant to the Environmental Laws or the Medical Waste Laws.
                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, operations, properties, financial condition, results of operations or Assets of the Seller taken as a whole.

                  "MEDICAL WASTE" means any substance, pollutant, materials or contaminant listed or regulated under the Medical Waste Laws.

                  "MEDICAL WASTE LAWS" means the following, including regulations promulgated and orders issued thereunder, to the extent such laws regulate Medical Waste, all as may be amended or modified until the date of closing: Medical Waste Tracking Act of 1988, 42 U.S.C. section 6992, ET SEQ. ("MWTA"), 42 CFR Part 72 and 49 CFR Part 173, 386; Resource Conservation and Recovery Act of 1976, 42 U.S.C. section 6901 ET SEQ.; Air Pollution Prevention and Control Act, 42 U.S.C. section 7401 ET SEQ; Water Pollution Control Act, 33 U.S.C. section 1251 ET SEQ.; Marine Protection, Research and Sanctuaries Act of 1972, 33 U.S.C. section 1401 ET SEQ.; Nuclear Regulatory Commission regulations contained in 10 CFR Parts 20 and 61; Occupational Safety and Health Act, 29 U.S.C. section 651 ET SEQ.; Public Health Service regulations contained in 42 CFR Part 72; Food and Drug Administration regulations contained in 21 CFR Parts 58 and 211; U.S. Department of Transportation regulations contained in 49 CFR Parts 171-179; The Act to Prevent Pollution from Ships, 33 U.S.C. section 1901 ET SEQ.; U.S. Department of Agriculture regulations contained in 9 CFR Parts 50-56; U.S. Postal Service regulations contained in 39 CFR Part 111; local environmental and safety laws, rules, regulations and other legally binding requirements and any other federal, state, regional, county, municipal or other local laws, regulations and ordinances insofar as they purport to regulate Medical Waste or impose requirements relating to Medical Waste.

                  "MORGANTOWN FACILITY" shall mean the behavioral health care facility owned (subject to the Ground Lease) and operated by the Seller located in Morgantown, West Virginia.

                  "MULTI-EMPLOYER PLAN" means a plan, as defined in ERISA
Section 3(37), to which the Seller or any entity related to the Seller (under the terms of Sections 414(b), (c), (m) or (o) of the Code) contributes or is required to contribute.

                  "NONCOMPETITION COVENANT" has the meaning set forth in Section 6.12.

                  "OTHER HEALTH AGENCIES" has the meaning set forth in Section 3.22.

                  "PATIENT RECORDS" has the meaning set forth in Section 2.1.11.

                  "PAYOR" shall mean Medicare, Medicaid, CHAMPUS and Medically Indigent Assistance programs, Blue Cross/Blue Shield or any other third-party payor (including an insurance company and self-insured employer), or any health care provider (such as a health maintenance organization, preferred provider organization, peer review organization or any other managed care program).

                  "PERMITTED LIENS" shall mean:

                  (a) Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect to contested taxes are maintained;

                  (b) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (c) easements, rights-of-way, restrictions and other similar encumbrances previously incurred in the ordinary course of business which are not material, and which do not materially detract from the value of any such properties or assets or materially interfere with any present use of such properties or assets;

                  (d) carriers, warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings;

                  (e) deposits to secure the performance of bids, contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (f) statutory and contractual Liens in favor of landlords securing leases; and

                  (g) Liens set forth on Schedule 3.5.1 indicated with an asterisk.

                  "PERSONALTY" means all items of personal property, other than Inventory, including, without limitation, all medical and diagnostic equipment, computer equipment, computer software, furniture, fixtures, office and other equipment and other tangible personal property, which is owned or leased by the Seller and used or useful as of the date hereof in the conduct of the business or operations of the Facility, plus such additions thereto and less such deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

                  "PRIMARY TERRITORY" has the meaning set forth in Section
6.12.1.

                  "PROFESSIONAL LIABILITY CLAIM" means any professional liability claim for damages for tort, including, without limitation, bodily injury, infliction of emotional distress or property damage, arising out of the businesses or operations of the Facility on or before the Closing Date.

                  "PURCHASE PRICE" has the meaning set forth in Section 2.3.

                  "PURCHASER'S WCA STATEMENT" has the meaning set forth in
Section 2 6.

                  "REAL PROPERTY" means any and all real property interests, including, without limitation, fee simple ownership interests, leasehold interests, easements, licenses, rights to access, rights-of-way, all building and other improvements located thereon and any and all other real property interests of the Seller which are used as of the date hereof in the business or operations of the Facility.

                  "RECORDS NOTICE" has the meaning set forth in Section 6.10.1.

                  "REIMBURSEMENT PROGRAMS" has the meaning set forth in Section 3.22.

                  "RELATED AGREEMENTS" means all agreements, instruments and certificates to be executed and delivered at the Closing pursuant hereto.

                  "RESTRICTED PERIOD" has the meaning set forth in Section
6.12.1.

                  "SELLER COST REPORTS" has the meaning set forth in Section
6.8.

                  "SERVICES AGREEMENT" means that certain Clinical Management and Shared Services Agreement between the Purchaser and the Seller dated as of September 30, 1985.

                  "STRADDLE PATIENTS" has the meaning set forth in Section
2.7.1.

                  "TAXES" shall mean all federal, state, local and foreign income, franchise, sales, use, occupation, property, excise, alternative or add-on minimum, social security, employees' withholding, unemployment, disability, transfer, capital stock and other taxes, assessments, deficiencies, fees and other governmental charges or impositions (including, without limitation, any estimated taxes, and any interest and penalties).

                  "TERMINATION DATE" means the date on which the covenants, representations or warranties contained herein shall expire or terminate in accordance with the provisions of Section 11.1.

                  "THRESHOLD AMOUNT" has the meaning set forth in Section 11.6.

                  "TRANSITION PERIOD" has the meaning set forth in Section 6.13.

                  "WARN ACT" means the Worker Adjustment and Retraining Notification Act, as amended.

                  "WCA OBJECTION NOTICE" has the meaning set forth in Section
2.6.

                  "WEST VIRGINIA CON LAW" means the laws of the State of West Virginia related to the issuance of health care certificate of need as found in Chapter 16, Article 2D, Sections 1, et seq. of the West Virginia Code, as from time to time amended.

                  "WEST VIRGINIA RECEIVABLE" has the meaning set forth in
Section 2.2.2.

2.       COVENANTS AND UNDERTAKINGS

         2.1. PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, the Seller hereby agrees to sell, assign, transfer, convey and deliver to Purchaser, and the Purchaser agrees to purchase from the Seller, and agrees to accept and assume certain liabilities and obligations as set forth in Section 2.5 (the "ASSUMED LIABILITIES") related to, all of its respective right, title and interest in and to the Assets (excluding the Excluded Assets), free and clear of any and all Liens (except for Permitted Liens), which Assets are more specifically described as follows:

                  2.1.1.  The Assumed Contracts;

                  2.1.2.  The Inventory;

                  2.1.3.  The Licenses, to the extent lawfully transferable;

                  2.1.4.  The Personalty;

                  2.1.5.  The Real Property;

                  2.1.6. The Accounts Receivable as of the Closing Date, to the extent lawfully transferable;

                  2.1.7. All of the Seller's right, title and interest in and to all copyrights, patents, trademarks, trade names, service names, service marks, permits and other similar intangible rights and interests applied for, issued to or owned by the Seller and used in the operation of the Facility, including, without limitation, those listed in SCHEDULE 3.8 hereto, together with the goodwill of the business symbolized by and associated therewith; provided, however, that the Assets shall not include the name "Ramsay" or any abbreviation, variation or portion thereof regardless of whether any of the foregoing intangible rights and interests contain, or were used by the Seller in connection with, "Ramsay" or any abbreviation, variation or portion thereof;

                  2.1.8. All choses in action of the Seller relating to the Assets (except to the extent such choses in action relate to liabilities retained by Seller pursuant to Section 2.5 hereof or to Excluded Assets), together with all the Seller's remedies, benefits, options, privileges and warranty claims therein, thereto or thereunder, at law or in equity;

                  2.1.9. All of the Seller's rights to use the present telephone and facsimile numbers relating exclusively to the Facility from and after the Closing Date to the extent transferable;

                  2.1.10. All prepaid expenses and deposits (other than bank deposits) paid by the Seller in connection with the foregoing to the extent they relate to Assumed Contracts;

                  2.1.11. The medical, clinical and other records associated with the admission, care and treatment of patients at the Facility on or prior to the Closing Date (the "PATIENT RECORDS"), subject to the right of the Seller to have access to and to copy (at its own expense) any such Patient Records for any lawful purpose in accordance with the terms of Section 6.10.2 hereof; and

                  2.1.12. The goodwill generated by the Seller with respect to the foregoing.

         2.2. EXCLUDED ASSETS. Notwithstanding anything contained in this Agreement to the contrary, the Assets shall not include the following assets:

                  2.2.1. The Seller's cash on hand and all other cash in any of its bank or savings accounts as of the Closing Date, letters of credit, stocks, bonds, certificates of deposit and similar investments and all cash equivalents other than the prepaid expenses and deposits described in Section 2.1.10;

                  2.2.2. All accounts receivable related to the West Virginia juvenile program at the Morgantown Facility for services rendered prior to the Closing Date (the "WEST VIRGINIA RECEIVABLE") and all Intercompany Receivables (the West Virginia Receivable was $1,647,137 as of May 30, 1998);

                  2.2.3. Other than as expressly provided for in Section 2.1, any books, records, files and other documents of the Seller, including, without limitation, (i) the Seller's corporate minute books and other documents related to internal corporate matters, (ii) those required by law to be retained notwithstanding Section 2.1, (iii) those concerning medical staff and employee files (provided that the Seller shall provide the Purchaser with copies of the medical staff files upon receipt of the consent of the particular medical staff member and that the Seller shall provide the Purchaser with copies of the employee files of Hired Employees, subject to applicable laws (the "HIRED EMPLOYEES RECORDS")) and (iv) those regarding any and all Cost Reports relating to periods ending on or prior to the Closing Date, subject to the right of the Purchaser to have access to and to copy (at its own expense) any such books, records, files and documents at any time after the Closing Date at a location in the continental United States made known to the Purchaser, subject to applicable laws;

                  2.2.4. The Information System, together with the Meditech Software;

                  2.2.5. Any claims, rights and interests in and to (i) any refunds of federal, state or local franchise, income or other taxes or fees, whether attributable to Taxes or fees paid with respect to periods ending on or before the Closing Date or receivable by reason of any carryback to any such period, and (ii) all amounts receivable and all other rights in connection with Cost Report Settlements for periods ending on or before the Closing Date;

                  2.2.6. Any Employee Plan, Compensation Arrangement or Multi-employer Plan and any employment or collective bargaining agreements and all documents, agreements and/or assets relating thereto, except to the extent any of such employment agreements are Assumed Contracts;

                  2.2.7. The name "Ramsay" and any abbreviation, variation or portion thereof;

                  2.2.8. All tax returns, and all other records relating to Excluded Assets;

                  2.2.9. All ledger and financial records of the Seller or the Shareholder;

                  2.2.10. All insurance policies of the Seller or the Shareholder;

                  2.2.11. The assets of the Seller set forth on SCHEDULE 2.2.11; and

                  2.2.12. All claims, remedies and rights relating to each of the foregoing or any of the Excluded Liabilities;

(all of the foregoing referred to herein as the "EXCLUDED ASSETS").

         2.3. CONSIDERATION. Subject to the terms and conditions hereof, in consideration of the sale, transfer, conveyance, assignment and delivery of the Assets, and in reliance upon the representations, warranties, covenants and agreements of the Seller and the Shareholder set forth in this Agreement, the Purchaser, in full payment for the Assets and the Noncompetition Covenant, (i) shall assume the Assumed Liabilities, and (ii) shall pay to the Seller an aggregate amount equal to FOURTEEN MILLION EIGHT HUNDRED THOUSAND AND NO/100THS DOLLARS ($14,800,000.00) (the "PURCHASE PRICE"). The Purchase Price shall be payable in cash by wire transfer of immediately available funds at the Closing and shall be subject to adjustment as set forth below in Section 2.6.

         2.4. ALLOCATION OF CONSIDERATION. The aggregate consideration payable pursuant to Section 2.3, will be allocated among the Assets and the Noncompetition Covenant in accordance with EXHIBIT 2.4. The parties hereto agree to use such allocations for tax and Medicare purposes. The parties hereto agree that such allocations shall be in accordance with, and as provided by, Section 1060 of the Code. The parties hereto also agree that any tax returns or other tax information and any Cost Reports or other Medicare information they may file or cause to be filed with any governmental agency or fiscal intermediary shall be prepared and filed consistently with such agreed upon allocation. In this regard, the parties agree that, to the extent required, they will each properly and timely file Form 8594 in accordance with Section 1060 of the Code.

         2.5. ASSUMPTION OF LIABILITIES AND OBLIGATIONS. As of the Closing Date, the Purchaser shall assume and timely pay, discharge and perform when due or payable (i) all the obligations and liabilities of the Seller under the Licenses (to the extent such Licenses are lawfully transferred to the Purchaser) and under the Assumed Contracts, insofar as such obligations and liabilities relate to the time period after the Closing and arise out of events occurring after the Closing or are reflected in the Closing Date Adjusted Working Capital, (ii) all obligations and liabilities arising out of events occurring after the Closing related to the Purchaser's ownership of or control over the Assets or the Purchaser's conduct of the operations of the Facility after the Closing and
(iii) those trade payables, accruals and other current liabilities specifically set forth on SCHEDULE 2.5, including those relating to Hired Employees, or to the extent they are included in the Closing Date Adjusted Working Capital. All other obligations and liabilities of the Seller, including, without limitation, any Environmental Claims arising out of, based on or resulting from conditions or circumstances existing or occurring prior to the Closing, any obligations under the Licenses, Assumed Contracts, Cost Reports or Cost Report Settlements relating to any time prior to the Closing, any pending litigation or proceedings relating to the business or operation of the Facility prior to the Closing, any and all wages, salaries, severance, vacation, sick pay or other amounts accrued or payable to the Seller's employees (other than those included in the Closing Date Adjusted Working Capital) and any Employee Plan, Compensation Arrangement, Multi-employer Plan or employment or collective bargaining agreement of the Seller, other than employment agreements that are Assumed Contracts, shall remain and be the obligations and liabilities solely of the Seller. Other than as specified herein, the Purchaser shall assume no liabilities or obligations of the Seller.

         2.6. WORKING CAPITAL ADJUSTMENT. In the event the Adjusted Working Capital (as said term is defined below), of the Seller with respect to the Facility, calculated as of the Closing Date (the "CLOSING DATE ADJUSTED WORKING CAPITAL"), shall equal or exceed the Adjusted Working Capital of the Seller with respect to the Facility, calculated as of March 31, 1998, a schedule of which is attached hereto as EXHIBIT 2.6-1 (the "BASE ADJUSTED WORKING CAPITAL") or in the event the Base Adjusted Working Capital shall exceed the Closing Date Adjusted Working Capital by an amount not greater than $100,000, then no adjustment to the Purchase Price will be made pursuant to this Section 2.6. For purposes hereof, the term "ADJUSTED WORKING CAPITAL" shall mean (i) the sum of the current assets (net of any reserves therefor) of the Seller which are of a type to be included in the Assets minus (ii) the sum of the current liabilities of the Seller which are of a type to be included in the Assumed Liabilities. The Adjusted Working Capital shall be determined in accordance with generally accepted accounting principles consistently applied, shall be determined employing the same methodology with respect to bad debt reserves and Medicare/Medicaid contractual reserves as that employed in preparing the Financial Statements and shall be calculated and prepared in a manner consistent with, including the assumptions, process and procedures described in EXHIBIT 2.6-2 and otherwise in a manner consistent with the Financial Statements. Within twenty-one (21) days of the date hereof, the Seller and the Shareholder shall calculate, prepare and deliver to the Purchaser a statement in reasonable detail of the Adjusted Working Capital as of April 30, 1998 and May 31, 1998, and within forty-five (45) days of each month thereafter until the Closing Date, the Seller and the Shareholder shall calculate, prepare and deliver to the Purchaser a statement in reasonable detail of the Adjusted Working Capital as of the end of each such month. Within 90 calendar days after the Closing Date, the Purchaser shall prepare and deliver to the Shareholder a statement of the Closing Date Adjusted Working Capital in reasonable detail, together with the calculation and the components thereof (the "PURCHASER'S WCA STATEMENT"). The Purchaser's WCA Statement will be reviewed by the Shareholder (and, if the Shareholder so chooses and at its expense, by a firm of independent certified public accountants), who shall, not later than 60 calendar days after receipt of the Purchaser's WCA Statement, raise any objections it has to the Closing Date Adjusted Working Capital calculation set forth in the Purchaser's WCA Statement by notifying the Purchaser in writing within such time period in a statement indicating the item or items disputed, and containing, in reasonable detail, the nature of the Shareholder's objections (a "WCA OBJECTION NOTICE"). During such 60-day period, the Shareholder and any such independent certified public accountants shall have full access to the books and records, other financial information (including the working papers of the Purchaser's accountants, if any) and appropriate financial personnel of the Purchaser reasonably necessary for the preparation of a WCA Objection Notice. Absent delivery of a WCA Objection Notice as provided above, the Purchaser's WCA Statement of the Closing Date Adjusted Working Capital will be conclusive and binding upon the parties to this Agreement for the purposes set forth in this
Section 2.6. In the event that a WCA Objection Notice is delivered by the Shareholder as provided above, the Purchaser and the Shareholder shall each appoint a representative with negotiating authority who shall negotiate in good faith for a period of 30 calendar days in an effort to resolve all outstanding issues and if the Purchaser and the Shareholder are unable within said 30 calendar day period to resolve the disputed exceptions, such disputed exceptions will be submitted to arbitration pursuant to and in accordance with the provisions set forth in Section 12.12 below; provided, however, that the arbitrators shall be certified public accountants. Upon final determination of the Closing Date Adjusted Working Capital in accordance with the foregoing, in the event that the amount of the Closing Date Adjusted Working Capital is less than the amount of the Base Adjusted Working Capital by an amount in excess of $100,000, then the Purchase Price shall be reduced by the entire difference and the Seller and the Shareholder shall be obligated to pay to the Purchaser an amount equal to such difference within five business days of the final determination of the Closing Date Adjusted Working Capital; provided, however, notwithstanding anything set forth in this Section 2.6, there shall be no adjustment to the Purchaser Price pursuant to this Section 2.6 in the event that the amount of such difference between the Closing Date Adjusted Working Capital and the Base Adjusted Working Capital is less than or equal to $100,000.

         2.7.     PATIENT BILLINGS.

                  2.7.1. CUT-OFF BILLINGS. To the extent that a Payor will accept a cut-off billing, the Seller shall prepare cut-off billings as of the close of business on the Closing Date for all capitation payments for days ending on or before the Closing Date for covered lives ("COVERED LIVES") and for services rendered and medicine, drugs and supplies provided on or prior to the Closing Date with respect to non-capitated patients of the Facility who are patients of the Facility on a continuous basis during the period that begins on or prior to the Closing Date and ends after the Closing Date (the "STRADDLE PATIENTS"). The Seller acknowledges and agrees that such cut-off billing shall constitute Accounts Receivable included in the Assets (except to the extent any of such cut-off billing relates to the West Virginia Receivable).

                  2.7.2. CUT-OFF BILLINGS NOT ACCEPTED. If the Payor of any Straddle Patient cannot or does not for any reason accept cut-off billings, then the Purchaser shall submit billing to such Payor for the entire portion of such Straddle Patient's stay. In such event, a portion of such billing shall be treated as an Account Receivable (except to the extent any of such billing relates to the West Virginia Receivable) in an amount equal to (A) the total payment received for such Straddle Patient (including any deductible payments and any co-payments), multiplied by a fraction, the numerator of which shall be the number of days such Straddle Patient was a patient through and including the Closing Date, and the denominator of which shall be the total number of days such Straddle Patient was a patient on a continuous basis during the period that begins on or prior to the Closing Date and ends after the Closing Date, minus
(B) any deposits or co-payments made to the Seller on or prior to the Closing Date with respect to such Straddle Patient. If the Payor of any Covered Lives cannot or does not for any reason accept cut-off billings, that portion of any capitation payments relating to a period ending on or before the Closing Date shall be treated as an Account Receivable (except to the extent any of such payments relates to the West Virginia Receivable).

                  2.7.3. RECEIPT OF PAYMENTS. If the Seller receives payment of any amount with respect to Accounts Receivable included in the Assets, the Seller shall promptly remit said funds to the Purchaser.

         2.8. HSR ACT REQUIREMENTS. The obligations of the parties to this Agreement are subject to the expiration of any waiting periods (including any extensions of time occasioned by requests by the Federal Trade Commission or the Department of Justice for further information about the transaction) applicable to the purchase and sale of the Assets pursuant to this Agreement under the HSR Act. No Closing shall take place until such waiting periods (including any extensions thereof) have terminated or expired without the Federal Trade Commission or the Department of Justice having indicated to any party to this Agreement an intention to initiate proceedings or having initiated proceedings which look to preventing the consummation of the transactions contemplated by this Agreement. The Purchaser, the Seller and the Shareholder shall make, or cause to be made, all filings required under the HSR Act in order to consummate the transactions contemplated by this Agreement and shall use their respective best efforts to make the initial filing no later than July 24, 1998. If the Federal Trade Commission or the Department of Justice requests additional information from the Purchaser, the Seller or the Shareholder or imposes any condition upon the transactions contemplated by this Agreement, the Purchaser, the Seller and the Shareholder will use their reasonable best efforts to cooperate with the Federal Trade Commission and the Department of Justice; provided, however, that nothing herein shall compel the Purchaser, the Seller or the Shareholder to comply with any condition imposed upon it or its affiliates that is materially adverse to the interests of the Purchaser, the Seller, the Shareholder or their respective affiliates as determined by the Purchaser, the Seller or the Shareholder, respectively, in their sole and absolute discretion. The Purchaser shall pay 50% and the Shareholder shall pay 50% of the filing fee required under the HSR Act in connection with the transaction contemplated hereby.

         2.9. TERMINATION OF CERTAIN AGREEMENTS. The Purchaser and the Seller hereby agree that, effective as of the Closing, the Ground Lease, the Services Agreement and each other agreement (collectively, the "Existing Agreements") set forth on Schedule 3.6.1 between either the Purchaser or FMC, on the one hand, or the Seller or the Shareholder, on the other hand, shall each be terminated by the respective parties thereto and shall be of no further force and effect following the Closing, and the Purchaser hereby covenants and agrees to cause FMC to agree to be bound by this Section 2.9 promptly after the date hereof and prior to the Closing and to terminate all Existing Agreements effective as of the Closing as aforesaid. The Purchaser and the Seller hereby further agree that effective as of the Closing, neither the Seller, the Shareholder, FMC nor the Purchaser shall have any further liability or obligation under the Ground Lease, the Services Agreement or any other Existing Agreement. Notwithstanding anything to the contrary contained in the Ground Lease, the Services Agreement, any other Existing Agreement or any other document or agreement, each of the Purchaser, on behalf of itself and on behalf of FMC, the Shareholder and the Seller hereby waives any and all notice or other rights it may have under the Ground Lease, the Services Agreement or any other Existing

Agreement in connection with the execution, delivery and performance of this Agreement and the transactions contemplated thereby.

         2.10. WEST VIRGINIA LAW REQUIREMENTS. The obligations of the parties to this agreement are subject to the receipt by Purchaser of a certificate of need decision from the West Virginia Health Care Authority ("WVHCA") which approves the transaction described in this Agreement ("CON Approval") and is final. For the purpose of this Agreement, "final" with respect to the CON Approval shall mean that one of the following events has occurred: (1) no person or entity with standing has filed a timely request for review of the CON Approval with the West Virginia Department of Tax and Revenue ("DTR") within the time period permitted by the West Virginia CON Law as evidenced by the records of the HCCRA and DTR; or (2) a person or entity with standing has filed a timely request for review of the CON Approval with DTR within the time period permitted by the West Virginia CON Law as evidenced by the records of the HCCRA and DTR, and all administrative and judicial appeals and reviews by such person or entity have been exhausted with no right on the part of such person or entity to any further appeal or review, and such administrative and judicial appeals and reviews by such person or entity have not (a) reversed the CON Approval, or (b) imposed a condition or limitation upon the certificate of need which would have a material adverse effect on the financial condition and results of operations of the Facility as operated by the Purchaser and renders the implementation of the certificate of need financially infeasible as a result thereof.

3.    REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SHAREHOLDER

         The Seller and the Shareholder, jointly and severally, represent and warrant to the Purchaser and its successors and permitted assigns, as of the date hereof as follows:

         3.1.     ORGANIZATION, STANDING AND AUTHORITY.

                  3.1.1. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia. The Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller and the Shareholder have all requisite corporate power and authority (i) to execute, deliver and perform this Agreement and all Related Agreements, and (ii) to consummate the transactions contemplated hereby, and the Seller has all requisite corporate power and authority to conduct the operations of the Facility as presently conducted.

         3.1.2. The Shareholder has full corporate power to vote its shares of common stock of Americare of Galax, Inc., a Virginia corporation and wholly-owned subsidiary of the Shareholder ("Galax"), and to cause Galax, the sole stockholder of the Seller, to vote its shares of common stock of the Seller without obtaining the consent or approval of any Person or entity, subject to the Liens on the common stock of Galax and of the Seller arising under the Credit Agreement and security documents set forth in Item 1 of SCHEDULE 3.7.

         3.2. AUTHORIZATION AND BINDING OBLIGATION. All corporate action on the part of the Seller and the Shareholder and their respective directors and stockholders necessary for the authorization, execution, delivery and performance by the Seller and the Shareholder, respectively, of this Agreement and the Related Agreements has been taken. This Agreement has been duly executed and delivered by the Seller and the Shareholder, and this Agreement and the Related Agreements constitute or will constitute, when duly executed and delivered, the valid and legally binding obligations of the Seller and the Shareholder, enforceable against the Seller and the Shareholder in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting the enforcement of creditors' rights generally, and except as enforcement of remedies may be limited by general equitable principles.

         3.3. ABSENCE OF CONFLICTING AGREEMENTS. Subject to obtaining the Consents and except as set forth on SCHEDULE 3.3, the execution, delivery and performance of this Agreement and the Related Agreements by the Seller and the Shareholder and the consummation of the transactions contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) will not conflict with any provision of the Certificate of Incorporation or Bylaws of the Seller or the Shareholder, respectively, (ii) will not conflict with, result in a breach of, or constitute a default under, any applicable law, rule or regulation or any applicable judgment, order, ordinance, injunction or decree of any court or governmental instrumentality, (iii) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, franchise, certificate, license or permit to which the Seller, or the Shareholder, respectively, is a party or may be bound or by which the Assets or the Facility is or may be affected and (iv) will not create any Lien upon the Assets or the Facility (other than any Liens created by or through the Purchaser or expressly granted by the Purchaser).

         3.4.     TITLE TO AND CONDITION OF REAL PROPERTY.

                  3.4.1. All of the Real Property has legal access to public roads or streets, and all utilities and services necessary for the proper and lawful conduct and operation of the Facility as now conducted are being provided on a permanent basis. All improvements, installations, equipment and facilities utilized in connection with the Facility currently are maintained, placed and located in all material respects in accordance with the provisions of all applicable laws, rules, regulations, deeds, easements. restrictions, leases, licenses, permits or other arrangements.

                  3.4.2. The Seller is the lessee under the Ground Lease and no other real property leases.

                  3.4.3. Except as disclosed on SCHEDULE 3.4.3, all of the Real Property (including the buildings and improvements thereon) (i) is in good condition and repair in accordance with normal and customary industry practices (ordinary wear and tear excepted), (ii) is available for immediate use in the conduct of the business or operations of the Facility and (iii) complies in all material respects with all applicable building, life safety and zoning codes and the regulations of any governmental authority having jurisdiction. There are no condemnation proceedings or eminent domain proceedings, lawsuits or legal proceedings of any kind pending or, to the Seller's and/or the Shareholder's knowledge, threatened which would involve a taking of any of the Real Property. The Real Property and the present use and condition thereof do not violate in any material respect any applicable deed restrictions or other covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans applicable to the Real Property as modified by any duly issued variances and no permits, licenses or certificates pertaining to the ownership or operation of the Real Property, other than those which are transferable with the Real Property and the Licenses, are required by any governmental agency having jurisdiction over the Real Property or their operation. All improvements constructed by or on behalf of the Seller on the Real Property were constructed in compliance in all material respects with all applicable federal, state or other statutes, laws, ordinances, regulations, rules, codes, orders or requirements (including, but not limited to, any building, zoning or environmental laws or codes) affecting such premises, and to the knowledge of Seller and the Shareholder none of such improvements, in the view of the purposes for which each of them is used, has any material structural or engineering defect.

                  3.4.4. The Seller has paid, or shall have paid prior to Closing, all amounts owing by the Seller to any architect, contractor, subcontractor or materialman for labor or materials performed, rendered or supplied to or in connection with the Real Property. SCHEDULE 3.4.4 sets forth a true and complete list of all construction, architect, engineering and other agreements, if any, relating to uncompleted construction projects entered into by the Seller in connection with the Real Property.

         3.5.     TITLE TO AND CONDITION OF PERSONALTY.

                  3.5.1. Except with respect to any items of Assets which are the subject of an Assumed Contract, the Seller owns and has good title to its respective portion of the Assets (other than the Real Property which is the subject of Section 3.4), free and clear of all Liens except for (i) Permitted Liens and (ii) any Liens set forth in SCHEDULE 3.5.1, all of which shall be removed at or prior to the Closing, except as otherwise specifically noted therein. The Seller has not materially reduced and, pending the Closing, will not materially reduce the Inventory of usable supplies from the quantities normally maintained by it in accordance with its past practices.

                  3.5.2. Except as set forth in SCHEDULE 3.5.2, the Assets (other than the Real Property which is the subject of Section 3.4 and intangible assets) are in good operating condition and repair in all material respects (ordinary wear and tear excepted) and are available for immediate use in the business and operations of the Facility. All of the Accounts Receivable reflect bona fide transactions for billable services and arose in the ordinary course of business and are not subject to offset or deduction. Neither the Seller nor the Shareholder has any reason to believe that the bad-debt allowance set forth in the Financial Statements is not an accurate reflection of the expected collectibility of the accounts receivable of the Seller as of March 31, 1998 (excluding the West Virginia Receivable).

         3.6.     CONTRACTS.

                  3.6.1. SCHEDULE 3.6.1 contains a list (including memoranda of oral Assumed Contracts) of all the Assumed Contracts. All of the Assumed Contracts are in full force and effect and are valid and binding upon the Seller and each other party thereto and enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting the enforcement of creditors' rights generally, and except as enforcement of remedies may be limited by general equitable principles. There is not under any Assumed Contract any material breach or default by the Seller or, to the Seller's and/or the Shareholder's knowledge, any other party thereto, or any event which, after notice or lapse of time, or both, would constitute such a material breach or default. Except as set forth in SCHEDULE 3.6.1, the Seller is not aware of any intention by any party to any material Assumed Contract to (i) terminate or amend the terms thereof, (ii) refuse to renew same upon expiration of its current term or (iii) renew same upon expiration of its current term only on terms and conditions that are more materially onerous to the Seller than those pertaining to the Assumed Contracts as of the date hereof.

                  3.6.2. SCHEDULE 3.6.2 contains a description of Excluded Contracts.

         3.7. CONSENTS. Except for the expiration or termination of any applicable waiting period under the HSR Act, receipt of CON Approval and the Consents described in SCHEDULE 3.7, no consent, approval or authorization of, or declaration to or filing with any governmental or regulatory authority or any other third party is required by Seller to permit the Seller to assign or transfer the Assets (including without limitation, the Assumed Contracts and the Licenses, to the extent the Licenses are transferable) to the Purchaser.

         3.8. TRADEMARKS, TRADE NAMES AND COPYRIGHTS. SCHEDULE 3.8 is a list of all copyrights, trademarks, trade names, logos, licenses, patents, privileges and other similar intangible property rights and interests (exclusive of those required to be listed in SCHEDULE 3.9) registered, applied for, issued to or owned by the Seller, or under which the Seller is licensed or franchised, and used or useful in the conduct of the business or operations of the Facility (the "Intellectual Property"). All of the Intellectual Property is valid, and to Seller's knowledge in good standing and uncontested and will be owned or available for use by the Purchaser after the Closing, except as specifically set forth on Schedule 3.8. SCHEDULE 3.8 indicates which items, while used in the operations of the Facility, will not be transferred to the Purchaser as part of the Assets. No written claims, notices, oppositions or demands have been asserted by any third party with respect to any of the items listed in SCHEDULE
3.8 and, to the Seller's and/or the Shareholder's knowledge, no person or entity has interfered with, infringed upon, misappropriated, acted adversely to or otherwise come into conflict with the rights of the Seller in any of such items. To the Seller's and the Shareholder's knowledge, the Seller has not interfered with, infringed upon, misappropriated, acted adversely to or otherwise come into conflict with any trademarks, trade names, copyrights, patents, patent applications, know-how, methods or processes owned by any other person or persons, and there is no action pending or, to the Seller's and/or the Shareholder's knowledge, threatened with respect thereto.

         3.9. LICENSES. SCHEDULE 3.9 is a list of the material Licenses that the Seller holds to enable it to carry on the business or operations of the Facility as presently conducted. The Licenses were validly issued, and the Seller is currently the authorized legal holder thereof. The Licenses include all of the material licenses, permits, certificates, accreditations and other authorizations required from any governmental or regulatory authority or any accrediting organization, for the conduct of the business and operations of the Facility in the manner and to the extent they are now conducted by the Seller, and none of the Licenses is subject to any restriction or condition which would limit the operation of the Facility in any material respect as presently operated. The Licenses are in full force and effect, and the conduct of the business and operations of the Facility is in accordance therewith in all material respects. The Seller does not have reason to believe that any of the Licenses will not be renewed by the issuing authority or other applicable granting authority in the ordinary course.

         3.10. COMPLIANCE WITH LAWS. The Seller is presently operating its Facility so as to comply in all material respects with (i) all applicable statutes, ordinances, rules, regulations, laws and orders, other than Environmental Laws and Medical Waste Laws, of any federal, state or local governmental authority and (ii) to the extent applicable, all rules and regulations required as a condition of participation in the Medicare, CHAMPUS and Medicaid reimbursement programs. The Seller is in compliance in all material respects with indigent care and other conditions, if any, contained in or related to any certificates, licenses or other instruments relating to the Facility, including, without limitation, the certificates of need obtained by it for the Facility.

         3.11.    FINANCIAL STATEMENTS.

                  3.11.1. SCHEDULE 3.11 contains true and complete copies of the unaudited balance sheet and statement of income of the Seller with respect to the Facility as at and for the 9-month period ending March 31, 1998 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for the absence of footnotes and normally reoccurring year-end adjustments including, without limitation, income tax accruals or any reserves which may be necessary with respect to the West Virginia Receivable) and present fairly, in all material respects, the financial condition of the Seller with respect to the Facility as of the date thereof and results of its operations for the period then ended in accordance with generally accepted accounting principles consistently applied.

                  The Shareholder has allocated corporate overhead costs and expenses with respect to the Facility on a basis consistent with its allocations to its other subsidiaries with respect to their facilities and operations and not in a manner intended to understate the true costs and expenses of the business and operations of the Facility or to inflate the revenues of the Facility.

                  3.11.2. The Seller does not have any liability or obligation related to the Assets or the Facility (whether accrued, absolute, contingent or otherwise) which is of a nature required to be reflected in financial statements prepared in accordance with generally accepted accounting principles, consistently applied, except for (i) the liabilities and obligations of the Seller which are disclosed or reserved against in the Financial Statements, to the extent and in the amounts so disclosed or reserved against, and (ii) liabilities incurred or accrued in the ordinary course of business since the date of the most recent Financial Statements which do not, either individually or in the aggregate, have a Material Adverse Effect.

                  3.11.3. All liabilities or obligations shown or reflected in the Financial Statements and such liabilities incurred or accrued subsequent to the date of the most recent Financial Statements have been, or are being, paid and discharged in the ordinary course consistent with past practice.

         3.12. INSURANCE. SCHEDULE 3.12 contains a list of all insurance policies held by the Seller (or its affiliates) relating to the Assets and/or the Facility which are all in full force and effect. During the three-year period ending on the date hereof, no such policies have been canceled by an insurer and no application of the Seller for insurance has been rejected by any insurer.

         3.13.    EMPLOYEE BENEFIT PLANS.

                  3.13.1. All Employee Plans and Compensation Arrangements of the Seller and/or its affiliates that provide benefits coverage to employees of the Seller employed or previously employed at the Facility are listed in
SCHEDULE 3.13. Complete descriptions of any unwritten Employee Plans or Compensation Arrangements of the Seller and/or its affiliates that provide benefits coverage to employees of the Seller employed or previously employed at the Facility also are provided in SCHEDULE 3.13.

                  3.13.2. Each of the Employee Plans and Compensation Arrangements of the Seller listed in SCHEDULE 3.13 has been administered in all material respects in compliance with its own terms and with ERISA, the Code, the Age Discrimination in Employment Act and any other applicable federal or state laws.

                  3.13.3. Except as disclosed on SCHEDULE 3.13, the Seller does not contribute to and is not required to contribute to any Multi-employer Plan with respect to its employees employed or previously employed at the Facility, and neither the Seller nor any other trade or business under common control with the Seller (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) has incurred or reasonably expects to incur any "withdrawal liability," as defined under Section 4201 ET SEQ. of ERISA.

                  3.13.4. The Seller is not aware of the existence of any governmental audit or examination of any of its Employee Plans or Compensation Arrangements listed in SCHEDULE 3.13 or of any facts which would lead it to believe that any such audit or examination is pending or threatened. There exists no action, suit or material claim (other than routine claims for benefits) with respect to any of the Employee Plans or Compensation Arrangements of the Seller listed in SCHEDULE 3.13 pending or, to the Seller's and/or the Shareholder's knowledge, threatened.

                  3.13.5. Except as described in SCHEDULE 3.13, neither the Seller nor any other trade or business under common control with the Seller (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) sponsors, maintains or contributes to any of the Employee Plans or Compensation Arrangements of the Seller that provides retiree medical or retiree life insurance coverage to former employees of the Seller employed or previously employed at a Facility.

                  3.13.6. There have been no failures to provide continuation coverage as required by Section 4980B(f) of the Code.

                  3.13.7. The Seller has no Employee Plans or Compensation Arrangements as to which the Purchaser will be required to make any contributions or with respect to which the Purchaser shall have any obligation or liability whatsoever, whether on behalf of any of the current employees of the Facility or on behalf of the Seller or any other trade or business under common control with the Seller (within the meaning of Sections 414(b), (c), (m) or (o) of the Code), after the Closing, except as otherwise specifically provided in this Agreement.

         3.14. LABOR RELATIONS. Except as described in SCHEDULE 3.6.1, the Seller is not a party to or subject to any collective bargaining agreements with respect to the Facility. The Seller has no written or oral contracts of employment with any employee of the Facility, other than those listed in
SCHEDULE 3.6.1 or SCHEDULE 3.6.2. The Seller, in the operation of the Facility, has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination and the payment of social security and other payroll related taxes, and it has not received any written notice alleging that it has failed to comply with any such laws, rules or regulations. No lockouts, strikes or proceedings are pending or, to the Seller's and/or the Shareholder's knowledge, threatened between the Seller and employees (individually or collectively) of the Facility. Except as described in SCHEDULE 3.14, no labor union or other collective bargaining unit represents or, to any Seller's and/or the Shareholder's knowledge, claims to represent any of the employees of the Facility. To the Seller's and/or the Shareholder's knowledge, there is no union campaign being conducted to solicit cards from employees to authorize a union to represent any of the employees at the Facility or to request a National Labor Relations Board certification election with respect to any of the employees at the Facility.

         3.15.    TAXES.

                  3.15.1. There are no Liens for Taxes (other than any Lien for current taxes not yet due and payable or which are being contested in good faith by appropriate proceedings) on any of the assets or properties of the Seller. There is not and there will not be, any liability for any Taxes arising out of, or attributable to, or affecting the Assets or any Facility through the close of business on the Closing Date, or attributable to the conduct of the operations of any Seller at any time, for which the Purchaser will have any liability for payment or otherwise except to the extent included in Assumed Liabilities and reflected in the Closing Date Adjusted Working Capital and except for real property or other ad valorem Taxes not yet due and payable. There does not exist and will not exist by virtue of the transactions contemplated by this Agreement any liability for Taxes (except for sales, use, property and transfer taxes, if any, incident to the consummation of the transactions contemplated herein) which may be asserted by any taxing authority against the Assets or the business or operations of the Facility, and no Lien for Taxes has or will attach to the Assets or the business or operations of the Facility, except for any Taxes in the nature of property taxes or other fees or assessments.

         3.16. CLAIMS AND LEGAL ACTIONS. Except as set forth in SCHEDULE 3.16, there is no legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending or, to the Seller's and/or the Shareholder's knowledge, threatened against or relating to the Seller, the Assets or the business or operations of the Facility. Except as set forth in
SCHEDULE 3.16, there are no actions, suits or proceedings pending or, to the Seller's and/or the Shareholder's knowledge, threatened, against or affecting the Seller or the Shareholder which challenge the validity of this Agreement, or which if adversely determined, would adversely effect any of their ability to consummate the transactions contemplated by this Agreement or to perform their respective covenants and agreements under this Agreement.

         3.17.    ENVIRONMENTAL MATTERS.  Except as set forth in SCHEDULE 3.17:

                  3.17.1. the Assets and the business and operations of the Facility are currently, and, to the knowledge of the Seller and/or the Shareholder, at all times prior to the date hereof have been, in compliance with all Environmental Laws and Medical Waste Laws, which compliance includes, but is not limited to, the possession by the Seller of all material permits and other governmental authorizations required under the Environmental Laws and Medical Waste Laws and compliance with the terms and conditions thereof, except where such non-compliance would not have a Material Adverse Effect;

                  3.17.2. the Seller has not stored, disposed of or arranged for disposal of any Materials of Environmental Concern, except in compliance with the Environmental Laws and Medical Waste Laws, except where such non-compliance would not have a Material Adverse Effect;

                  3.17.3. the Seller has not received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Seller, the Real Property or the Assets are not in compliance in all material respects with the Environmental Laws or the Medical Waste Laws that has not been cured and, to the knowledge of the Seller and/or the Shareholder, there are no circumstances that may prevent or interfere with compliance in the future. There are no Environmental Claims pending or, to the Seller's and/or the Shareholder's knowledge, threatened against the Seller or associated in any way with the Real Property, the Assets or the business or operations of the Facility;

                  3.17.4. there have been no actions, activities, circumstances, conditions, events or incidents arising out of any act or activities or condition created by the Seller, including, without limitation, the generation, handling, transportation, treatment, storage, release, emission, discharge, presence or disposal of any Materials of Environmental Concern associated in any way with the Real Property, the Assets or the business or operations of the Facility, that could result in any Environmental Claims against the Seller that would have a Material Adverse Effect;

                  3.17.5. with respect to the generation, transportation, treatment, storage and disposal or other handling of Medical Waste, the Seller is presently in compliance with all Medical Waste Laws, except where such non-compliance would not have a Material Adverse Effect;

                  3.17.6. during the Seller's ownership of the Assets and the Real Property, (i) there have been no remedial responses or removal actions related in any way to Materials of Environmental Concern; (ii) there have been no underground or above ground tanks for the storage or handling of Materials of Environmental Concern placed on or under the Real Property by or on behalf of the Seller; (iii) and no Lien of any type (other than Permitted Liens) has been attached to any Asset or the Real Property related to the presence or alleged presence of Materials of Environmental Concern or pursuant to the Environmental Laws;

                  3.17.7. there is no friable asbestos at, on, about, under or within the Real Property or the Assets that would have a Material Adverse Effect; and

                  3.17.8. true, correct and complete copies of all material permits, licenses, authorizations, registrations and other governmental consents required by the Environmental Laws which relate to the Assets have been provided to the Purchaser.

         3.18. REPORTS. All material returns, reports and statements which the Seller is currently required to file with any governmental agency have been filed, and all reporting requirements of governmental authorities having jurisdiction thereover have been complied with in all material respects. All of such reports, returns and statements are complete and correct in all material respects as filed.

         3.19. CONDUCT OF BUSINESS IN ORDINARY COURSE. Since the date of the most recent Financial Statements, except as set forth in SCHEDULE 3.19, the Seller has conducted the business and operations of the Facility only in the ordinary course and has not:

                  3.19.1. suffered any material adverse change in the business, properties, financial condition or prospects of the Facility, including any material damage, destruction or loss affecting the Assets;

                  3.19.2. changed its accounting methods or business practices in any material respects with respect to collection of Accounts Receivable or payment of accounts payable;

                  3.19.3. made any material increase in compensation payable or to become payable to any of the employees of the Seller, or made or promised to make any bonus payment to any employee of the Seller, or made any material change in personnel policies, insurance benefits or other compensation arrangements affecting the employees of the Seller other than merit increases and bonuses in the ordinary course of business consistent with past practice; or

                  3.19.4. sold, transferred, leased to others or otherwise disposed of any of the material Assets except for inventory sold or used in the ordinary course of business consistent with past practices or for assets sold or disposed of and replaced by other assets of comparable utility and value, canceled or compromised any debts owed to, or claims relating to, the Seller's operations, which are of material value, or waived, compromised or released any rights which are of material value.

         3.20. COST REPORTS. The Seller and each of its affiliates has duly filed in respect of the Facility and the other Assets all Cost Reports for all prior periods required to be filed as of the date hereof, and such Cost Reports have been filed when due. All of such Cost Reports accurately reflect in all material respects the information to be included thereon. Set forth on SCHEDULE
3.20 is the date of the last audited Cost Report for the Seller and a list of those Cost Reports of the Seller that are still subject to audit. Except as set forth on SCHEDULE 3.20, neither the Seller nor any of its affiliates has received notice of any dispute regarding such Cost Reports for any period subsequent to the periods set forth on SCHEDULE 3.20. The Facility currently meets, without material exception, the conditions for participation in the Medicare program and the Facility has not been subject to loss of waiver of liability for utilization review denials with respect to any program during the past two years.

         3.21. MEDICAL STAFF. Except as set forth on SCHEDULE 3.21, there are no pending or, to the Seller's and/or the Shareholder's knowledge, threatened disciplinary or corrective proceedings or appeals therefrom against the Seller involving active or applying medical staff members of the Facility who are not medical staff members or employees of the Purchaser or its affiliates. SCHEDULE 3.21 also sets forth a complete and accurate list of each physician of the medical staff of the Facility.

         3.22. Medicare/Medicaid Participation and Accreditation Investigations. The Facility is qualified for participation in the Medicare, CHAMPUS and Medicaid reimbursement programs (the "REIMBURSEMENT PROGRAMS"), has current and valid provider contracts with the Reimbursement Programs, is in compliance in all material respects with the conditions of participation in the Reimbursement Programs and has received all approvals or qualifications of the Reimbursement Programs necessary for capital reimbursement on the Assets. Except as set forth on SCHEDULE 3.22, neither the Seller nor the Shareholder has received written notice of any claims by any of the Reimbursement Programs against the Seller with regard to the Facility. The Facility is duly accredited by the JCAHO and all other applicable licensing or accreditation agencies listed on SCHEDULE 3.22 (the "OTHER HEALTH AGENCIES"), with no contingencies other than as shown on the most recent surveys by the JCAHO and the Other Health Agencies (the "DEFICIENCIES"). The Seller has taken or is taking all necessary steps to correct all Deficiencies and a description of any uncorrected Deficiency is listed on SCHEDULE 3.22. True and complete copies of the most recent accreditation letters, report of survey findings, deficiency lists and all other related documents from the JCAHO and the Other Health Agencies pertaining to the Facility have been delivered or made available to the Purchaser. Except as described on SCHEDULE 3.22, neither the Seller nor any of its affiliates has received written notice from the Reimbursement Programs, their fiscal intermediaries, JCAHO, the Other Health Agencies or any other governmental agency of any pending or, to the Seller's and/or the Shareholder's knowledge, threatened investigations or surveys with respect to the Facility, and neither the Seller nor the Shareholder has reason to believe that any such investigations or surveys are pending or threatened.

         3.23. HILL-BURTON CARE. The Seller does not have any outstanding loan, grant or loan guarantee pursuant to the Hill-Burton Act (42 U.S.C. section 291a, ET SEQ.).

         3.24. U.S. PERSON. Neither the Seller nor the Shareholder is a "foreign person" within the meaning of Section 1445 of the Code.

         3.25. FULL DISCLOSURE. No representation or warranty made by the Seller or the Shareholder herein contains any untrue statement of a material fact, or omits to state any material fact required to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

         3.26. ASSETS. The Assets constitute all of the assets owned, leased, used or held for use by the Seller that are necessary for the operation of the Facility, as presently operated, except for the Excluded Assets.

         3.27. INTENTIONALLY OMITTED.

         3.28. PERSONNEL. (a) Schedule 3.28 sets forth a complete list (as of the date set forth therein) of names, positions and current annual salaries or wage rates, bonus and other compensation, accrued sick and vacation days, and period of service credited for vesting as of the date thereof of all full-time and part-time employees of Seller or its affiliates and indicating whether such employee is a part-time or full-time employee.

                  (b) The Seller and the Shareholder are in material compliance with all federal and state laws, rules and regulations respecting employment and employment practices, terms and conditions of employment with respect to their respective employees who are employed at the Facility (including, but not limited to, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, the Occupational Safety and Health Act, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act and the West Virginia Workers' Compensation Act, all as amended).

4.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Seller and the Shareholder and their respective successors and permitted assigns, as of the date hereof as follows:

         4.1. ORGANIZATION, STANDING, AND AUTHORITY. The Purchaser is a nonprofit duly organized, validly existing and in good standing under the laws of the State of West Virginia. The Purchaser and FMC each has all requisite company power and authority (i) to execute, deliver and perform this Agreement and all Related Agreements and (ii) to consummate the transactions contemplated hereby. The Purchaser is the sole member of FMC.

         4.2. AUTHORIZATION AND BINDING OBLIGATION. All company action on the part of the Purchaser and its directors and members and all corporate action on the part of FMC necessary for the authorization, execution, delivery and performance by the Purchaser and FMC of this Agreement and the Related Agreements has been taken with respect to the Purchaser and will be taken on or prior to the Closing with respect to FMC. This Agreement has been duly executed and delivered by the Purchaser, and this Agreement and the Related Agreements constitute or will constitute, when duly executed and delivered, the valid and legally binding obligations of the Purchaser and FMC, enforceable against the Purchaser and FMC in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting the enforcement of creditors' rights generally, and except as enforcement of remedies may be limited by general equitable principles.

         4.3. ABSENCE OF CONFLICTING AGREEMENTS. The execution, delivery and performance of this Agreement and the Related Agreements by the Purchaser and FMC and the consummation of the transactions contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) will not conflict with any provision of the organizational documents of the Purchaser or FMC, (ii) will not conflict with, result in a breach of, or constitute a default under, any applicable law, rule or regulation or, to the Purchaser's knowledge, any applicable judgment, order, ordinance, injunction or decree of any court or governmental instrumentality and (iii) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, franchise, certificate, license or permit to which the Purchaser or FMC is a party or may be bound or by which its assets are or may be affected.

         4.4. CONSENTS. Except for the expiration or termination of any applicable waiting period under the HSR Act, the receipt of CON Approval and the Consents described in SCHEDULE 4.4, no consent, approval or authorization of, or declaration to or filing with any governmental or regulatory authority or any other third party is required to permit the Purchaser or FMC to consummate the transactions contemplated by this Agreement.

         4.5. LITIGATION; DISPUTES. There are no claims, actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened, against or affecting the Purchaser or FMC which challenge the validity of this Agreement, or which if adversely determined, would adversely effect its ability to consummate the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement.

         4.6. FULL DISCLOSURE. No representation or warranty made by the Purchaser herein contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

         4.7 FINANCING. The Purchaser has available as of the date hereof, and will have available as of the Closing Date, all funds necessary to pay in full in cash the Purchase Price at the Closing.

5.       PRE-CLOSING COVENANTS OF THE SELLER

         Except as contemplated by this Agreement or with the prior written consent of the Purchaser, between the date hereof and the Closing Date (the "EXECUTORY PERIOD"), the Seller shall operate its Facility in the ordinary course of business in accordance with its past practices (except where such would breach the following covenants or with the Seller's other obligations hereunder), and shall abide by the following negative and affirmative covenants:

         5.1. NEGATIVE COVENANTS. The Seller covenants and agrees that it shall not do any of the following during the Executory Period:

                  5.1.1. COMPENSATION. Increase the compensation, bonuses or other benefits payable or to be payable to any person employed in connection with the conduct of the business or operations of the Facility, except in the ordinary course of business consistent with past practice or as required by contract or law;

                  5.1.2. CONTRACTS. Modify, amend or renew any of the Assumed Contracts or enter into any new contracts, except in the ordinary course of business, provided that the Seller shall not renew (other than automatic renewals) or enter into any new contract providing for payments in excess of $10,000 per year without the prior written consent of the Purchaser other than any contract which is terminable on not more than 30 days' notice;

                  5.1.3. LICENSES. Knowingly do any act or fail to do any act which could reasonably be expected to result in the expiration revocation, suspension or modification of any of the Licenses, or fail to prosecute with due diligence in the ordinary course, consistent with past practices any applications, or renewals thereof, to any governmental authority, if any, in connection with the operation of the Facility;

                  5.1.4. WAIVER OF RIGHTS. Knowingly waive any material right relating to the Assets or the Facility;

                  5.1.5. CONSTRUCTION. Acquire (whether by purchase or lease) capital assets or incur costs in excess of $10,000 in respect of any new construction projects relating to the Facility;

                  5.1.6. ACCOUNTING METHODS AND BUSINESS PRACTICES. Change its accounting methods or business practices with respect to collection of Accounts Receivable or payment of accounts payable;

                  5.1.7. DISPOSITION OF ASSETS. Sell, assign, lease or otherwise transfer or dispose of any of the Assets, except for assets consumed or disposed of in the ordinary course of business or that are no longer used or useful in the business or operations of the Facility or are replaced by property of substantially similar kind and value;

                  5.1.8. ENCUMBRANCES. Create, assume or permit to exist any Lien upon the Assets, except for Permitted Liens; or

                  5.1.9. NO INCONSISTENT ACTION. Knowingly take any action which is a breach of its obligations hereunder.

                  5.2. AFFIRMATIVE COVENANTS. The Seller covenants and agrees that it shall do the following during the Executory Period:

                  5.2.1. ACCESS TO INFORMATION. Subject to Section 12.13 hereof, allow the Purchaser and its authorized representatives reasonable access at the Purchaser's expense during normal business hours, on reasonable prior notice and without undue interruption to the operation of the Seller or Shareholder to the employees and staff of the Seller and to the Assets and all books, records, files and other documents relating to the Facility for the purpose of audit and inspection, and the Seller shall furnish or cause to be furnished or made available at the Facility, or, to the extent previously provided to the Purchaser or its representatives, at the offices of the Shareholder, all information with respect to the affairs and business of the Seller relating to the Assets or the operation of the Facility as the Purchaser may reasonably request;

                  5.2.2. MAINTENANCE OF ASSETS. Use its best efforts to maintain all of the Assets or replacements thereof and improvements thereon in good condition (ordinary wear and tear excepted) and to use, operate and maintain all of such assets in a manner consistent with past practice;

                  5.2.3. INSURANCE. Maintain all existing or comparable replacement insurance policies with respect to the Assets and the Facility;

                  5.2.4. CONSENTS. Use its best efforts to obtain the Consents;

                  5.2.5. PRESERVATIONS OF BUSINESS. Use its best efforts to preserve the business of the Facility and the Seller's present relationships with doctors, patients, Payors, suppliers, employees and others having business relations with it in the ordinary course of business;

                  5.2.6. PRESERVATION OF REIMBURSEMENT RATES. Use its best efforts to maintain the reimbursement rates of the Facility, including, without limitation, the filing of all reports with Payors necessary to maintain such rates, consistent with past practice;

                  5.2.7. BOOKS AND RECORDS. Maintain its books and records in accordance with past practices;

                  5.2.8. NOTIFICATION. Promptly notify the Purchaser in writing of any unusual developments with respect to the business or operations of the Facility which has resulted in a Material Adverse Effect, and of any change in any of the information contained in the Seller's representations and warranties contained in Section 3 or in the schedules hereto which has resulted in a Material Adverse Effect, provided that such notification shall not relieve the Seller of any obligations hereunder;

                  5.2.9. FINANCIAL INFORMATION. Furnish to the Purchaser, within 45 days after the end of each month ending between the date of the most recent month ended prior to the date hereof and the Closing Date, a statement of income and expense for the month just ended and such other financial information (including information on payables and receivables) in each case as the Purchaser may reasonably request and which is prepared in the ordinary course of business;

                  5.2.10. CONTRACTS. Prior to the Closing, deliver to the Purchaser a list of all material Contracts entered into by the Seller between the date hereof and the Closing Date; and

                  5.2.11. CONDUCT OF BUSINESS. Conduct the business and operations of the Seller with respect to the Facility in the ordinary course of business consistent with past practice.

                  5.2.12.  INTENTIONALLY OMITTED.

                  5.2.13. SELLER'S AND SHAREHOLDER'S EFFORTS TO CLOSE. The Seller and the Shareholder shall use their best efforts to satisfy all of the conditions precedent set forth in Article 8 to their or Purchaser's obligations under this Agreement to the extent that Seller's or Shareholder's actions or inactions can control the satisfaction of such conditions.

                  5.2.14. NO-SHOP CLAUSE. From and after the date hereof until the earlier of the Closing or the termination of this Agreement, except as provided in Section 2.8 of that certain Purchase Agreement dated as of June 24, 1998 among the Shareholder, certain of its subsidiaries and Charter Behavioral Health Systems, LLC, neither the Seller nor the Shareholder nor Galax shall, without the prior written consent of Purchaser: (i) offer for sale or lease the assets of the Facility or the Assets (or any material portion thereof) owned or leased by the Seller; or any of the stock or other securities of the Seller;
(ii) solicit offers to buy all or any material portion of the Facility or the Assets or any stock or other securities of the Seller; (iii) hold discussions with any party (other than the Purchaser) looking toward such an offer or solicitation or looking toward a merger or consolidation of the Seller; or (iv) enter into any agreement with any party (other than the Purchaser) with respect to the sale or other disposition of the Facility or the Assets or of any stock or other securities of the Seller, or with respect to any merger, consolidation, or similar transaction involving the Seller.

6.       ADDITIONAL COVENANTS

         6.1. CONSENT. Following the execution hereof, the Seller and the Purchaser shall promptly make applications to all third parties whose Consents are required for the consummation of the transactions contemplated by this Agreement (and shall use their respective best efforts to have made such applications by no later than July 24, 1998), and shall otherwise use their best efforts to obtain the Consents as expeditiously as possible, each such Consent being on terms which shall not effect a material adverse change to any License or Assumed Contract with respect to which such Consent is being obtained. The Seller shall be ultimately responsible for obtaining all Consents which are necessary for the Seller to consummate the transactions contemplated hereby, including, with respect to Assumed Contracts, and the Purchaser shall be ultimately responsible for filing all applications and obtaining all Consents which are necessary for the Purchaser to consummate the transactions contemplated hereby, including, with respect to the transfer or obtaining of certificates of need and other Licenses. Upon request, the Seller and the Purchaser shall periodically inform the other party of the status of its efforts to obtain such Consents and shall reasonably cooperate with each other in connection therewith. To the extent that a Consent with respect to the assignment of an Assumed Contract has not been obtained by the Closing and both the Seller and the Purchaser waive the requirement that such Consent be obtained for purposes of the Closing, the Seller shall continue to use its best efforts to obtain such Consent for up to 60 days following the Closing Date and until such time as the Consent is obtained or rejected or the expiration of such 60-day period the Seller and the Purchaser shall cooperate with each other in any reasonable and lawful arrangements designed to provide the Purchaser the benefits of the use of such Contract (subject to the obligations thereunder) for its term (or any right or benefit arising thereunder, including the enforcement for the benefit of the Purchaser of any and all rights of the Seller against a third party thereunder). Once such Consent is obtained, the Seller shall promptly assign, transfer, convey and deliver such Contract to the Purchaser, and the Purchaser shall assume the obligations of such Contract. To the extent that a Consent with respect to the transfer of a License has not been obtained by the Closing and both the Seller and the Purchaser waive the requirement that such Consent be obtained for purposes of the Closing, the Purchaser shall continue to use its best efforts to obtain such Consent and until such time as the Consent is obtained the Seller shall, to the extent lawfully permitted, continue to operate under such License for the benefit of the Purchaser. To the extent that certain Accounts Receivable are not transferable the Seller and the Purchaser shall treat such Accounts Receivable as though they had been assigned to the Purchaser and the Seller shall collect Accounts Receivable for the benefit of the Purchaser and promptly remit to the Purchaser such collections. To the extent that the Purchaser collects the West Virginia Receivable (or any portion thereof), such West Virginia Receivable (or portion thereof) shall be held for the benefit of the Seller and promptly remitted to the Seller (no later than 3 business days after receipt). Notwithstanding anything to the contrary set forth herein, there shall be no transfer of ownership or control of the "controlled substances" in respect of the Assets until such time as the Purchaser has obtained the appropriate Controlled Substance Registration Certificate from the United States Drug Enforcement Agency in respect of the Facility's pharmacy. Until such time, the Seller shall continue to operate the Facility pharmacy in the manner theretofore operated. The Purchaser shall indemnify and hold harmless the Seller, the Shareholder and their affiliates in accordance with Section 11, upon and after the Closing, from and against any Losses arising out of or relating to (i) the operation of the Facility pharmacy after the Closing, including, without limitation, the dispensing of controlled substances and (ii) the performance of any Assumed Contract or License on behalf of Purchaser. The Seller shall use its best efforts to obtain the consent of the medical staff members other than those who are medical staff or employees of the Purchaser or its affiliates to the disclosure of such members' existing medical staff files to the Purchaser.

         6.2. COOPERATION. The parties shall reasonably cooperate with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement.

         6.3. TAXES, FEES AND EXPENSES. The Seller and the Purchaser shall each pay one half of all sales, use, transfer, recordation and documentary taxes and fees, if any, arising out of the transfer of the Assets pursuant to this Agreement. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and other representatives.

         6.4. BROKERS. Except as set forth on SCHEDULE 6.4, each of the parties represents and warrants to the other that neither it nor any person or entity acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transaction contemplated by this Agreement. The Seller and Shareholder shall be responsible for and pay and indemnify the Purchaser against any and all fees or expenses payable to the parties set forth on SCHEDULE 6.4.

         6.5. CONFIDENTIALITY. Except as necessary for the consummation of the transactions contemplated hereby or as may be required by law, each of the parties hereto will keep confidential any information which is obtained from any other party hereto in connection with the transactions contemplated hereby and which is not readily available to the general public. In the event this Agreement is terminated, each party will return all documents, work papers and other written material obtained by it in connection with the transactions contemplated hereby, to the party which provided such materials.

         6.6.     RISK OF LOSS.

                  6.6.1. The risk of any loss, damage or impairment, confiscation or condemnation of any of the Assets from any cause whatsoever shall be borne by the Seller at all times prior to the Closing. In the event of any material physical loss, damage or impairment, confiscation or condemnation of any material portion of the Assets prior to the Closing, the Seller shall use their best efforts to repair, replace or restore such Assets to their prior condition as soon as reasonably practicable after such loss, damage, impairment, condemnation or confiscation, and the proceeds of any claim for loss payable under any insurance policy, judgment or award with respect thereto shall be applied to such repairs subject to applicable agreements governing indebtedness of Seller and the Shareholder.

                  6.6.2. If any material damage or destruction of the Assets or any other event occurs which prevents the operation of the Facility in the normal and usual manner and the Seller cannot restore or replace such Assets so that such conditions are cured in all material respects and normal operations are resumed before the Closing Date, the Closing Date shall be postponed for a period of up to 60 days, to permit the repair or replacement of the damaged Assets.

                  6.6.3. In the event of any damage or destruction of Assets described in Section 6.6.2, if such Assets have not been restored or replaced and the Facility's normal operations resumed within the 60-day period contemplated by Section 6.6.2, the Purchaser or the Shareholder may terminate this Agreement forthwith without any further obligation hereunder by written notice to the other.

         6.7.     EMPLOYEE BENEFIT MATTERS.

                  6.7.1. Except for the Hired Employees, with respect to whom Purchaser hereby assumes full responsibility and liability, the Seller shall retain full responsibility and liability for offering and providing "continuation coverage" to any "qualified beneficiary" who is covered by a "group health plan" sponsored, maintained or contributed to by the Seller and who has experienced a "qualifying event" or is receiving such "continuation coverage" on or prior to the Closing Date. Continuation coverage, qualified beneficiary, qualifying event and group health plan shall have the meanings given such terms under Section 4980B of the Code and Section 601 ET SEQ. of ERISA.

                  6.7.2. On the Closing Date, the Purchaser shall offer employment to all employees of the Shareholder employed at the Facility immediately prior to the Closing Date. Such offers shall be to employ all such employees as at-will employees of the Purchaser with their initial salary and benefits set at their current pay rates and otherwise upon terms which, as a whole, are no less favorable than those in effect prior to the Closing Date and with benefits no less favorable than those benefits being provided to similarly situated employees of the Purchaser and its affiliates. To the extent that an employee of the Shareholder employed at the Facility is not offered employment with the Purchaser, the Purchaser shall reimburse the Shareholder for all severance amounts payable to such persons in accordance with severance payment terms set forth in SCHEDULE 6.7.2 and all other Losses relating thereto. Except as otherwise set forth herein, to the extent an employee of the Shareholder employed at the Facility is not offered employment with the Purchaser pursuant to this Section 6.7.2, the Purchaser shall be responsible for and shall cause to be discharged and satisfied in full all amounts owed to such employee arising out of such employee's employment by the Shareholder prior to the Closing, including, without limitation, wages, salaries, severance, sick pay, accrued vacation and all amounts owed pursuant to any employment, incentive, compensation or bonus agreements, and the Purchaser agrees to indemnify the Shareholder and hold the Shareholder harmless from any such liabilities. The Purchaser shall assume the obligation of the Seller to pay accrued wages and salary to the Seller's employees who accept employment with the Purchaser (the "HIRED EMPLOYEES") but such accrued liability shall be included in the Closing Date Adjusted Working Capital. The Purchaser shall grant to the Hired Employees, at the time of hiring, a credit for the amount of paid days off, including vacation, holiday and sick leave, as each such Hired Employee had accrued but had nor used under similar programs maintained by the Seller as of the time the Hired Employee left the employ of the Seller; provided that the monetary value of such credit shall be included in the Closing Date Adjusted Working Capital. For purposes of the Purchaser's employee benefit plans and policies that provide coverage to the Hired Employees on or after the Closing Date, to the extent permitted or contemplated by such plans and policies, the Purchaser shall give credit to employees who accept such offer for their respective periods of employment with the Seller prior to the Closing.

                  6.7.3. Except as disclosed in SCHEDULE 6.7.3, the Seller represents and warrants to the Purchaser that none of the "full-time employees" of the Seller (as said term is defined under the WARN Act) have experienced an "employment loss" (as said term is defined under the WARN Act) during the 90-day period prior to the date hereof, and the Seller agrees to provide to the Purchaser at the Closing an updated list of such employees, effective as of the Closing Date. The Purchaser shall indemnify and hold the Shareholder and their affiliates harmless, in accordance with the provisions set forth in Section 11, from and against all Losses resulting from any compliance obligation (including, without limitation, the obligation to give notice or pay any money) that the Seller and its affiliates or the Purchaser has under the WARN Act arising from the termination of any Hired Employees or other employees of the Seller at the Facility on and after the Closing Date or the failure to hire a sufficient number of any employees of the Seller at the Facility.

                  6.7.4. The Purchaser shall offer health plan coverage to the Hired Employees on terms and conditions generally applicable to the Purchaser's employees. For purposes of providing such coverage, the Purchaser shall waive all preexisting condition limitations for all such Hired Employees covered by the Seller's health care plan as of the Closing Date and shall provide such health care coverage effective as of the Closing Date without the application of any eligibility period for coverage.

                  6.7.5. The Seller shall cause all Hired Employees to cease participation in any employee benefit and incentive plans sponsored or maintained by or on behalf of the Seller and shall cause all benefits thereunder by the Seller to be paid thereto in accordance with the terms of such employee benefit and incentive plans, except for those liabilities or benefits for which the Purchaser will grant credit pursuant to Section 6.7.2

                  6.7.6. Notwithstanding the foregoing, nothing in this Agreement shall, or shall be deemed to, create any rights in favor of any person not a party hereto or to constitute an employment agreement or condition of employment for any employee of the Seller or the Purchaser. No provisions of this Section 6.7 shall be construed to create any right with respect to any employee of the Seller or the Purchaser, including the Hired Employees, to continued employment with the Purchaser and the terms of such continued employment after the Closing Date.

                  6.7.7. To the extent permitted by applicable law, for purposes of FICA tax withholding for periods after the Closing Date, the Purchaser shall treat all wages within the meaning of Section 3121(a) of the Code) paid by the Seller in the calendar year in which the Closing occurs to each Hired Employee as if paid by the Purchaser in such calendar year. The Seller agrees to transfer to the Purchaser any records relating to withholding and payments of income and unemployment taxes (federal, state and local) and FICA taxes with respect to wages paid to the Hired Employees at or prior to the Closing. The Purchaser and the Seller hereby agree that, pursuant to Revenue Procedure 96-60, the Seller shall be relieved from furnishing Forms W-2 to the Hired Employees for the calendar year in which the Closing occurs and the Purchaser shall timely furnish such forms for such year reflecting wages paid and taxes withheld by both the Purchaser and the Seller. At or prior to the Closing, the Seller shall transfer to the Purchaser a current Form W-4 (Employee's Withholding Allowance Certificate) for each Hired Employee.

         6.8. FILING OF COST REPORTS. The Seller shall be entitled to, and shall be responsible for any and all receivables or payables, claims, rights or other amounts due (or which may become due) to the Seller as reimbursement or other payments from the United States government or any agency thereof, any state or any fiscal intermediary or other Payor in connection with the review, audit or settlement of Cost Reports filed with the United States government under the Medicare program, with any state under any state cost-based programs or with any fiscal intermediary or other Payor, relating to the operations or the businesses of the Seller (including, without limitation, the Facility) at any time prior to or on the Closing Date including, without limitation, Cost Report Settlements (collectively, the "COST REPORT ADJUSTMENTS"), whether or not such Cost Reports were filed prior to, on or after the Closing Date. The Seller shall be responsible for filing the Medicare provider, state provider and fiscal intermediary or other Payor Cost Reports for the Facility for cost reporting periods ending before or on the Closing Date (the "SELLER COST REPORTS"), including any terminating Cost Reports due as a result of the transactions contemplated hereby, and the Seller shall accept full responsibility and entitlement under the Seller Cost Reports, including without limitation, responsibility for and entitlement to the Cost Report Adjustments recapture, if any, and audit and other liability for overpayment or recoupment in connection with the Seller Costs Reports. The Seller shall be responsible for Medicare and any state provider appeals relating to the Facility for all periods ended on or before the Closing Date, both individual as well as group appeals as those terms are defined in Part I, Section 2920 of the Provider Reimbursement Manual published by the Health Care Financing Administration. The Seller shall be entitled to receive all amounts due from the Medicare and any state programs in respect to all such appeals for periods ended on or before the Closing Date. The Purchaser agrees that it shall not file or cause to be filed any amended Costs Reports in the Seller's respective names or otherwise with respect to the Facility for any period ending on or prior to the Closing Date; it being understood and agreed that the Seller shall have the sole discretion as to the filing of such amended Cost Reports. The Seller will cooperate with the Purchaser regarding amendments to Seller Cost Reports in cases where errors or omissions in said Cost Reports result in adverse reimbursement consequences to the Purchaser on an ongoing basis. The Purchaser shall forward to the Seller any and all correspondence relating to any and all of the Seller Cost Reports, the Cost Report Adjustments, and the other Excluded Assets promptly following receipt thereof by the Purchaser. The Purchaser agrees to remit to the Seller any checks or other receipts included in or relating to the Cost Report Adjustments and any other item which is an Excluded Asset (including, without limitation, the West Virginia Receivable or any portion thereof) immediately upon receipt by the Purchaser.

         6.9. POST-CLOSING INSURANCE. For a period of five years after the Closing, the Seller shall maintain their existing comprehensive general liability and hospital professional liability insurance coverages, or obtain extended reporting period tail insurance, with respect to the Facility for all periods prior to the Closing in substantially their present form as described on
Schedule 3.12.; provided that the Purchaser shall reimburse the Seller on the Closing Date for one-half of the cost of such insurance coverage.

         6.10.    ACCESS TO INFORMATION.

                  6.10.1. After the Closing, the Seller agrees to allow the Purchaser and its authorized representatives reasonable access, at its own expense and during normal business hours upon reasonable prior notice and without undue interruption, to all books, records, files and other documents relating to the Facility relating to periods prior to the Closing Date for the purpose of audit, compliance with laws or other reasonable business purpose, except as such access may be restricted by law or applicable privilege. The Seller also agrees to give the Purchaser notice (the "RECORDS NOTICE") of its intent to destroy any such books, records, files and other documents, and the Purchaser shall have the option to obtain, at its own expense, such books, records, files and other documents from the Seller upon the giving of notice of the Purchaser's desire to obtain such books, records, files and other documents to the Seller within 15 days of receipt of such Records Notice.

                  6.10.2. After the Closing, the Purchaser agrees to allow the Seller and their authorized representatives reasonable access, at their own expense and during normal business hours upon reasonable prior notice and without undue interruption, to all Patient Records and all other books, records, files and other documents relating to the Facility relating to periods prior to the Closing Date for any lawful purpose, including for the purpose of financial, tax, audit and compliance with laws or other reasonable business purpose, except as such access may be restricted by law or applicable privilege, and including, without limitation in connection with the preparation of the Closing Date Adjusted Working Capital and any disputes relating thereto, and in connection with the filing of tax returns and other reports and related matters. Notwithstanding the foregoing, the Seller's access to, or right to copies of, any Patient Records shall be subject to any applicable law, accreditation standard or rule of confidentiality or privilege.

         6.11. ENVIRONMENTAL REPORTS. The Purchaser may, at its expense, cause Phase I and Phase II Environmental Assessments, at no cost to the Seller or the Shareholder, to be prepared with respect to the Real Property no later than thirty (30) days after the date hereof. The Seller covenants and agrees at no cost to the Shareholder or the Seller, to reasonably cooperate with the Purchaser in the preparation of any said Phase I and Phase II.

         6.12.    NON-COMPETITION COVENANT.

                  6.12.1. Subject to the provisions set forth in Section 6.12.2, the Seller and the Shareholder covenant and agree that, for a period of three
(3) years commencing on the Closing Date (the "RESTRICTED Period"), neither the Seller, nor the Shareholder nor any subsidiary of any of them shall compete, directly or indirectly (whether as an agent, broker, consultant, employee, director, proprietor, owner, operator, manager, partner, joint venturer, stockholder, Lender, guarantor or other capacity of such competing enterprise), with the Purchaser by constructing, owning, leasing, operating or managing a behavioral health care business, whether free standing or as a unit or component of another facility, anywhere within a 50-mile radius of the Facility the assets of which are acquired by the Purchaser pursuant to this Agreement (the "PRIMARY TERRITORY") or otherwise deliver behavioral health care services within the Primary Territory (the covenant set forth above to be referred to as the "NONCOMPETITION COVENANT").

                  6.12.2. The Seller and the Shareholder acknowledge and agree that (i) the covenants and restrictions contained in Section 6.12.1 are necessary for the protection of the legitimate business interests of the Purchaser and its operation of the Facility, (ii) the covenants and restrictions contained in Section 6.12.1 are a mandatory condition to the consummation of the transactions contemplated by this Agreement, without which the Purchaser would not be acquiring the Assets, (iii) the scope of the covenants and restrictions contained in Section 6.12.1 with regard to time, geography and activities is reasonable and (iv) the Seller and the Shareholder have received adequate consideration for the covenants and restrictions contained in Section 6.12.1.

                  6.12.3. The Seller and the Shareholder acknowledge and agree that the rights of the Purchaser under this Section 6.12 are of a special and unique character and that immediate and irreparable harm and damage will result to the Purchaser if the Seller, the Shareholder or any of their affiliates fails or refuses to perform its obligations under this Section 6.12. In addition to any other damages or remedies available to the Purchaser, the Purchaser may seek an injunction or other equitable relief in a court of competent jurisdiction to restrain or enjoin such failure or refusal or otherwise specifically enforce the provisions of this Section 6.12, and the Seller, the Shareholder and their affiliates waive any defense that the Purchaser has an adequate remedy at law.

         6.13. INFORMATION SYSTEMS. After the Closing, the Seller agrees to allow the Purchaser to have reasonable access to the information system used by them with respect to the business and operations of the Facility (the "INFORMATION SYSTEM") during a transition period of 180 days or such longer period reasonably requested by the Purchaser not to exceed a total of 270 days (the "TRANSITION PERIOD") for purposes of collecting the Accounts Receivable. In addition, the Seller agrees, at Purchaser's expense and without undue interruption in the Seller's or the Shareholder's operations or business, to provide the Purchaser with reasonable support during the Transition Period to enable the Purchaser to operate the Information System for such purposes.

         6.14 Agreement by the Purchaser Regarding No Other Representations or Warranties by the Shareholder or the Seller. The Purchaser agrees that except for the representations and warranties (including the Schedules with respect thereto) made by the Shareholder or the Seller expressly set forth in Section 3 of this Agreement, neither the Shareholder, the Seller nor any affiliate, agent or representative thereof has made and shall not be construed as having made to the Purchaser or to any representative or affiliate thereof, and neither the Purchaser nor any affiliate, agent or representative thereof has relied upon, any representation or warranty of any kind. Without limiting the generality of the foregoing, the Purchaser agrees that neither the Shareholder, the Seller nor any affiliate, agent or representative thereof makes or has made any representation or warranty to the Purchaser or to any affiliate or representative thereof with respect to:

                           (i) any projections, estimates or budgets relating to
                  the Shareholder, the Seller, the Assets or the Facility or otherwise heretofore or hereafter delivered to or made available to the Purchaser or its counsel, accountants, advisors, lenders, representatives or affiliates of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Shareholder, the Seller, the Assets, the Facility or any of them or the future business, operations or affairs of the Shareholder, the Seller, the Assets, the Facility or any of them; and

                           (ii) any other information, statement or documents
                  heretofore or hereafter delivered to or made available to the Purchaser or its counsel, accountants, advisors, lenders, representatives or affiliates with respect to the Shareholder, the Seller, the Assets, the Facility or any of them or the business, operations or affairs of the Shareholder, the Seller, the Assets, the Facility or any of them, except to the extent and as expressly covered by a representation and warranty (including the Schedules with respect thereto) contained in Section 3 hereof.

7.       ADDITIONAL COVENANTS OF THE PURCHASER

         7.1. RESALE CERTIFICATE. The Purchaser agrees to furnish the Seller with any resale certificate or similar documents reasonably requested by the Seller to comply with applicable sales and use tax laws or to claim any available exemption from any such taxes.

         7.2. RECORDS RELATING TO COST REPORTS. Until final settlement of all applicable Cost Reports, the Purchaser shall preserve, and provide Seller or Shareholder or their representatives reasonable access, during normal business hours upon reasonable prior notice and without undue interruption (including without limitation for purposes of obtaining copies at their expense), to all financial books and records and other information and documents delivered to it by the Seller or the Shareholder or their representatives relating to the preparation or settlement of Cost Reports, including, without limitation, accounts payable invoices, logs and billing information relating to the Reimbursement Programs, for a period of seven years unless the Seller provides Purchaser of notice of final settlement of such applicable Cost Reports. The Seller agrees to give notice to Purchaser of any such formal settlements. The Purchaser further agrees to forward to the Seller, promptly but not later than 30 days of receipt of same, all information received by the Purchaser from Payors relating to periods prior to the Closing Date, including, without limitation, Cost Report Settlements, notices of program reimbursements, demand letters for payment and proposed audit adjustments.

         7.3. BOOKS AND RECORDS OF THE SELLER. Notwithstanding that the books, records, files and documents of the Seller described in Section 2.2.3 are Excluded Assets, to the extent required by applicable law or at the Seller's election, the Seller may choose not to remove such books, records, files and documents from the Facility or otherwise acquire possession of same after the Closing. Unless removed by the Seller (which the Seller shall have the right to do at any time following the Closing), the Purchaser shall, in material compliance with applicable law, maintain such books, records, files and documents at the Facility (or at such other mutually approved location) at the Purchaser's own cost as agent of and bailee for the Seller for a period of seven years; provided that the Purchaser may remove any of such books, records, files and documents upon 30 days prior written notice to the Seller, provided that the Purchaser shall provide the Seller the opportunity to review and remove, at the Seller's own cost, any of such books, records, files and documents that the Purchaser in such written notice expresses its intent to remove from the Facility. After the Closing, the Purchaser shall have the right to assign to an entity acquiring from the Purchaser substantially all of the Assets and all of the Purchaser's obligations under this Section 7.3.

         7.4. CONSENTS. The Purchaser covenants and agrees that during the Executory Period, it shall use its best efforts to obtain the Consents.

         7.5. PURCHASER'S EFFORTS TO CLOSE. Purchaser shall use its best efforts to satisfy all of the conditions precedent set forth in Article 8 to its or the Seller's or the Shareholder's obligations under this Agreement to the extent that the Purchaser's actions or inactions can control the satisfaction of such conditions.

8.       CONDITIONS TO CLOSING

         8.1. CONDITIONS TO OBLIGATIONS OF THE PURCHASER TO CLOSE. The obligations of the Purchaser to consummate the closing of the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by the Purchaser; provided, however, that in the event that any or all of such conditions are waived, such waiver shall be for all purposes and not only for purposes of closing the transactions contemplated hereby, and the conditions so waived shall not serve as a basis for indemnification under Section 11.2.

                  8.1.1. REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Seller and the Shareholder contained in this Agreement shall be true and complete at and as of the Closing Date as though such representations and warranties were made at and as of such time, except to the extent that the breach thereof has not resulted in a Material Adverse Effect.

                  8.1.2. COVENANTS AND CONDITIONS. The Seller shall have performed and complied in all material respects with all material covenants and agreements required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

                  8.1.3. CONSENTS AND APPROVALS. The applicable waiting period under the HSR Act shall have expired or been terminated and each of the Consents with an asterisk next to it on SCHEDULE 3.7 shall have been duly obtained and delivered to the Purchaser with no material adverse conditions imposed by such Consent and no material adverse change to the terms of any License or Assumed Contract with respect to which such Consent is obtained.

                  8.1.4. DELIVERIES. The Seller and the Shareholder shall have made or stand willing and able to make all the deliveries to the Purchaser set forth in Section 9.2.

                  8.1.5. MATERIAL ADVERSE CHANGE. Except as set forth on
SCHEDULE 8.1.5, between March 31, 1998 and the Closing Date, there shall have been no change in the business, operations or financial condition of the Assets or the Facility which has resulted in a Material Adverse Effect.

                  8.1.6. LICENSES. The Seller shall be the holder of all material Licenses, and there shall not have been any material adverse modification of any of such Licenses. No proceeding shall be pending the effect of which would be to revoke, cancel, fail to renew, suspend or modify adversely any such Licenses except in connection with the transactions contemplated hereby.

                  8.1.7. NO ACTION OR OTHER PROCEEDING PENDING. No action, proceeding or investigation shall have been instituted before any court or governmental agency to enjoin, restrain, prohibit or obtain substantial damages in respect of this Agreement or the consummation of the transaction contemplated hereby. No regulation or legislation shall have been enacted by any legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of this Agreement or the consummation of the transaction contemplated hereby.

                  8.1.8. PRE-CLOSING CONFIRMATIONS. The Purchaser shall have obtained documentation or other evidence reasonably satisfactory to it that the Purchaser has:

                           (i) Received all material  approvals from all
governmental agencies whose approval is required to complete the transactions herein contemplated, including, without limitation, the CON Approval which shall be "final" as such term is defined in Section 2.10 of this Agreement;

                           (ii) Received reasonable assurances from all
applicable licensure agencies that upon or as of the Closing all material certificates of need, licenses or permits required by law to operate the Facility as currently operated will be transferred to, or reissued in the name of, the Purchaser; and

                           (iii) Obtained reasonable assurances that Medicare
and Medicaid certification of the Facility for its operation by the Purchaser will be effective as of the Closing and that the Purchaser may participate in and receive reimbursement from such programs without material interruption effective from and after the Closing.

                  8.1.9. INTENTIONALLY OMITTED.

         8.2. CONDITIONS TO OBLIGATIONS OF THE SELLER TO CLOSE. The obligations of the Seller to consummate the closing of the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by the Shareholder; provided, however, that in the event that any or all of such conditions are waived, such waiver shall be for all purposes and not only for purposes of closing the transactions contemplated hereby, and the conditions so waived shall not serve as a basis for indemnification under Section 11.3.

                  8.2.1. REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Purchaser contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

                  8.2.2. COVENANTS AND CONDITIONS. The Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  8.2.3. CONSENTS AND APPROVALS. The applicable waiting period under the HSR Act shall have expired or been terminated and each of the Consents with an asterisk next to it on SCHEDULE 3.7 shall have been duly obtained and delivered to the Purchaser and the Seller.

                  8.2.4. DELIVERIES. The Purchaser shall have made or stand willing and able to make all the deliveries to the Seller set forth in Section 9.3.

                  8.2.5. NO ACTION OR OTHER PROCEEDING PENDING. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, or arises out of, this Agreement or the consummation of the transactions contemplated hereby.

9.       CLOSING AND CLOSING DELIVERIES

         9.1. CLOSING. The Closing shall occur on the later of (i) August 31, 1998, or (ii) within 5 business days and after the satisfaction or waiver of all other conditions precedent set forth in Sections 8.1 and 8.2 (the "CLOSING DATE"), and shall be held at the offices of the Purchaser, commencing at 9:00 a.m. local time, or at such other time and place as the Shareholder and the Purchaser may mutually agree. Notwithstanding the actual time the following deliveries are made on the Closing Date, the parties hereto agree that the Closing shall be effective and deemed for all purposes to have occurred as of 11:59 p.m. local time on the day immediately preceding the Closing Date.

         9.2. DELIVERIES BY THE SELLER AND THE SHAREHOLDER. Prior to or on the Closing Date, the Seller and the Shareholder shall deliver to the Purchaser (or make available at the Facility) the following, in form and substance reasonably satisfactory to the Purchaser and its counsel:

                  9.2.1. TRANSFER DOCUMENTS. Duly executed limited warranty deeds, bills of sale, assignments, motor vehicle titles and other transfer documents which shall be sufficient to vest good and marketable title to the Assets in the name of the Purchaser or its permitted assignees, free and clear of any Liens (except for Permitted Liens);

                  9.2.2. CONSENTS. An original or copy of each Consent received by the Seller as of the Closing;

                  9.2.3. CONTRACTS, BUSINESS RECORDS, ETC. The Patient Records, the Hired Employees Records, the Licenses (to the extent transferred to the Purchaser), the Assumed Contracts, provider and supplier lists, blueprints, working drawings, engineering records and plans related to the Real Property, warranties and other documents relating to the Personalty and all other files and records used by the Seller relating to the Assets and in Seller's or the Shareholder's possession, except for any such files and records that are Excluded Assets;

                  9.2.4. SECRETARY'S CERTIFICATE. A certificate, dated as of the Closing Date, executed by the Secretary of the Seller certifying that the resolutions, as attached to such certificate, were duly adopted by the Seller's Board of Directors and stockholders (if required), authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby and that such resolutions remain in full force and effect;

                  9.2.5. OFFICER'S CERTIFICATE. A certificate, dated as of the Closing Date, executed by the President or Vice President of the Seller, certifying that: (i) the representations and warranties of the Seller contained in this Agreement are true and complete at and as of the

Closing Date (except to the extent that the breach thereof has not resulted in a Material Adverse Effect and except for changes that are contemplated by this Agreement), and (ii) the Seller has performed in all material respects all of its material obligations and complied in all material respects with all of its material covenants set forth in this Agreement to be performed or complied with on or prior to the Closing Date.

                  9.2.6. INCUMBENCY CERTIFICATES. Certificates of incumbency for the officers of the Seller duly authorized to execute and deliver this Agreement and the Related Agreements;

                  9.2.7. OPINION. An opinion of the Seller's legal counsel in the form as is mutually agreed to between the Seller and the Purchaser;

                  9.2.8. CERTIFICATE OF NONFOREIGN STATUS. A certificate of nonforeign status in the form required by Section 1445 of the Code, duly executed by an authorized officer of the Seller;

                  9.2.9. OTHER. Such other evidence of the performance of all covenants and satisfaction of all conditions required of the Seller and Shareholder by this Agreement, at or prior to the Closing, as the Purchaser or its counsel may reasonably require.

         9.3. DELIVERIES BY THE PURCHASER. Prior to or on the Closing Date, the Purchaser shall deliver to the Seller the following, in form and substance reasonably satisfactory to the Seller and their counsel:

                  9.3.1. CASH PURCHASE PRICE. The Cash Purchase Price, in cash by wire transfer of immediately available funds;

                  9.3.2. INTENTIONALLY OMITTED.

                  9.3.3. INTENTIONALLY OMITTED.

                  9.3.4. ASSUMPTION AGREEMENTS. Appropriate assumption agreements pursuant to which the Purchaser shall assume and undertake to perform those obligations of the Seller relating to the Assets to be assumed by the Purchaser pursuant to Section 2.5;

                  9.3.5. SECRETARY'S CERTIFICATE. A certificate, dated as of the Closing Date, executed by the Secretary of the Purchaser certifying that the resolutions, as attached to such certificate, were duly adopted by the Purchaser's Board of Directors, or comparable governing body, authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby and that such resolutions remain in full force and effect;

                  9.3.6. OFFICER'S CERTIFICATE. A certificate, dated as of the Closing Date, executed by the President or Vice President of the Purchaser, certifying that: (i) the representations and warranties of the Purchaser contained in this Agreement are true and complete in all material respects at and as of the Closing Date and (ii) the Purchaser has performed in all material respects all of its obligations and complied in all material respects with all of its covenants set forth in this Agreement to be performed or complied with, on or prior to the Closing Date.

                  9.3.7. INCUMBENCY CERTIFICATES. Certificates of incumbency for the officers of the Purchaser duly authorized to execute and deliver this Agreement and the Related Agreements;

                  9.3.8. OPINION. An opinion of the Purchaser's legal counsel in the form as is mutually agreed to between the Seller and the Purchaser; and

                  9.3.9. FMC. An agreement by FMC in favor of the Seller and the Shareholder agreeing to be bound by Section 2.9 hereof and terminating the Existing Agreements effective as of the Closing, in form and substance reasonably satisfactory to the Seller.

                  9.3.10. OTHER. Such other evidence of the performance of all covenants and satisfaction of all conditions required of the Purchaser by this Agreement, at or prior to the Closing, as the Seller or their counsel may reasonably require.

10.      TERMINATION

         10.1. METHOD OF TERMINATION. This Agreement constitutes the binding and irrevocable agreement of the parties to consummate the transactions contemplated hereby, subject to and in accordance with the terms hereof, the consideration for which is (i) the covenants, representations and warranties set forth in this Agreement and (ii) expenditures and obligations incurred and to be incurred by each of the parties hereto, in respect of this Agreement, and this Agreement may be terminated or abandoned only as follows:

                  10.1.1. By the mutual consent of the Purchaser and the Shareholder.

                  10.1.2. By the Purchaser or the Shareholder pursuant to the terms of Section 6.6.

                  10.1.3. By the Purchaser after October 31, 1998, if any of the conditions set forth in Section 8.1 to which the obligations of the Purchaser are subject, have not been fulfilled in all material respects or waived in writing, unless such fulfillment has been frustrated or made impossible by any act or failure to act of the Purchaser; provided, however, that, if at October 31, 1998, the CON Approval is still pending or has not become final, the Purchaser shall have no right to terminate this Agreement under this Section
10.1.3 until the CON Approval, or the denial of such approval, has been received and become final.


                  10.1.4. By the Shareholder after October 31, 1998, if any of the conditions set forth in Section 8.2, to which the obligations of the Seller are subject, have not been fulfilled in all material respects or waived in writing, unless such fulfillment has been frustrated or made impossible by any act or failure to act of any of the Seller or the Shareholder; provided, however, that, if at October 31, 1998, the Purchaser has used and is using its best efforts to obtain the CON Approval, to complete all submissions required with respect to the CON Approval and to cause it to become final, then the Shareholder shall have no right to terminate this Agreement under this Section 10.1.4, so long as the Purchaser continues to use its best efforts as aforesaid, until 5 business days after the CON Approval, or the denial of such Approval, becomes final.

         10.2.    RIGHTS UPON TERMINATION.

                  10.2.1. In the event of a termination of this Agreement pursuant to Section 10.1.1, Section 10.1.2, Section 10.1.3 (other than by reason of a willful and knowing breach) or Section 10.1.4 (other than by reason of a willful and knowing breach), each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its officers, directors, employees, agents, representatives or stockholders) shall be liable to any other party for any costs, expenses, damages or loss of anticipated profits hereunder.

                  10.2.2. In the event of a termination of this Agreement pursuant to Section 10.1.3 and Seller shall have committed a willful and knowing breach of any material provision of this Agreement, then the Purchaser shall have all rights and remedies available at law or in equity.

                  10.2.3. In the event of a termination of this Agreement pursuant to Section 10.1.4 and Purchaser shall have committed a willful and knowing breach of any material provision of this Agreement, then the Seller shall have all rights and remedies available at law or in equity.

         10.3 SOLE AND EXCLUSIVE REMEDY. Except as set forth in Section 11.8, following the termination of this Agreement or, if the Closing does not otherwise occur, each party hereto acknowledges and agrees that such party's sole and exclusive remedy with respect to any and all claims for any breach or liability under this Agreement or otherwise relating to the subject matter of this Agreement and the transactions contemplated hereby shall be solely in accordance with, and limited by the right to terminate this Agreement pursuant to Section 10.1 and the effect of any such termination pursuant to Section 10.2 hereof; provided; however, that nothing set forth in this Section shall prohibit or restrict a party from not terminating this Agreement pursuant to Section
10.1.3 or 10.1.4 and seeking equitable relief, including, without limitation, specific performance or injunctive relief.

11.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND
         INDEMNIFICATION

         11.1. REPRESENTATIONS AND WARRANTIES. All representations, warranties and covenants contained in this Agreement shall be deemed continuing representations, warranties and covenants and shall survive the Closing Date as follows (i) the representations and warranties set forth in Sections 3.1, 3.2,
4.1 and 4.2 shall continue in full force and effect indefinitely; (ii) the representations and warranties set forth in Sections 3.13, 3.15 and 3.17 shall continue in full force and effect for a time period equal to the applicable statute of limitations with respect to claims pertaining thereto; (iii) all other representations and warranties shall continue in full force and effect until the second (2nd) anniversary of the Closing Date; and (iv) except with respect to any covenants that terminate or expire upon a date specified herein (including, without limitation, Section 5), all covenants (including, without limitation, Sections 11.2.3 and 11.3.3) shall continue in full force and effect indefinitely. Any right of indemnification pursuant to this Section 11 with respect to a claimed breach of any representation, warranty or covenant shall expire as of the applicable Termination Date, unless on or prior to the applicable Termination Date a claim for indemnification has been made against the party from whom indemnification is sought. If a claim for indemnification is timely made, it may continue to be asserted beyond the applicable Termination Date of the representation, warranty or covenant with respect to which such claim relates.

         11.2. Indemnification of the Purchaser by the Seller and the Shareholder. From and after the Closing, the Seller and the Shareholder, jointly and severally, agree to indemnify and hold harmless the Purchaser against and with respect to:

                  11.2.1. Any and all Losses to the extent resulting from any breach of a representation or warranty by the Seller or the Shareholder contained herein, in the Related Agreements or in any certificate, document or instrument delivered by the Seller or the Shareholder to the Purchaser hereunder or thereunder;

                  11.2.2. Any and all Losses to the extent resulting from any nonfulfillment of any covenant by the Seller or the Shareholder contained herein (other than the covenants set forth in Section 5 which shall not survive Closing and Sections 11.2.3, 11.2.4 and 11.2.5), in the Related Agreements, or in any document or instrument delivered by the Seller or the Shareholder to the Purchaser hereunder;

                  11.2.3. Any and all Losses to the extent arising out of the obligations of the Seller not assumed by the Purchaser pursuant to the terms hereof;

                  11.2.4. Any and all Losses to the extent resulting from (i) any and all Liens (except for Permitted Liens) on any of the Assets as of the Closing Date other than any Liens created by or for the Purchaser, (ii) any and all Taxes imposed on or with respect to the ownership of the Assets and/or the Excluded Assets and the conduct and operation of the businesses of the Facility on or prior to the Closing Date except to the extent included in Assumed Liabilities and reflected in the Closing Date Adjusted Working Capital and (iii) any and all Cost Reports filed or required to be filed by or on behalf of the Seller with respect to the businesses or operations of the Facility and (iv) any and all Professional Liability Claims;

                  11.2.5. Except as set forth on SCHEDULE 3.1.17, any and all Losses to the extent arising out of, based on or resulting from (i) claims made by federal, state or local government authorities or other third parties not affiliated with the Purchaser relating to the presence of any Materials of Environmental Concern on, in or under any part of the Assets or the Facility at any time prior to the Closing Date, (ii) claims made by federal, state or local government authorities or other third parties not affiliated with the Purchaser relating to the release into the environment (either before or after the Closing
Date) of any Materials of Environmental Concern that were generated, stored, handled or disposed of on, in, under or from the Assets or the Facility prior to the Closing Date or (iii) the violation or alleged violation made by federal, state or local government authorities or other third parties not affiliated with the Purchaser relating to the Environmental Laws or the Medical Waste Laws occurring with respect to the condition or operation of the Assets or the Facility prior to the Closing; and

                  11.2.6. Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses to the extent incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         11.3. Indemnification of the Seller and the Shareholder by the Purchaser. From and after the Closing, the Purchaser shall indemnify and hold the Seller and the Shareholder harmless against and with respect to:

                  11.3.1. Any and all Losses to the extent resulting from any breach of a representation or warranty by the Purchaser contained herein in the Related Agreements or in any certificate, document or instrument delivered by the Purchaser to the Seller or the Shareholder hereunder or thereunder:

                  11.3.2. Any and all Losses to the extent resulting from any nonfulfillment of any covenant by the Purchaser or FMC contained herein including, without limitation, the covenants contained in Sections 2.9, 6.1 and 6.7.3, in the Related Agreements, or in any document or instrument delivered by the Purchaser or FMC to the Seller or the Shareholder hereunder;

                  11.3.3. Any and all Losses to the extent arising out of the Assumed Liabilities or resulting from the Purchaser's operation under the Licenses (to the extent such Licenses are transferred to the Purchaser) or under the Assumed Contracts (to the extent such Assumed Contracts are transferred to the Purchaser or as provided in Section 6.1), which relate to events occurring after the Closing Date;

                  11.3.4. Any and all Losses to the extent arising out of, based on or resulting from (i) claims made by federal, state or local government authorities or other third parties not affiliated with the Seller or the Shareholder relating to the presence of any Materials of Environmental Concern on, in or under any part of the Assets or the Facility at any time on or after the Closing Date, (ii) claims made by federal, state or local government authorities or other third parties not affiliated with the Seller or the Shareholder relating to the release into the environment (either before or after the Closing Date) of any Materials of Environmental Concern that were generated, stored, handled or disposed of on, in, under or from the Assets or the Facility on or after the Closing Date or (iii) the violation or alleged violation made by federal, state or local government authorities or other third parties not affiliated with the Seller or the Shareholder relating to the Environmental Laws or the Medical Waste Laws occurring with respect to the condition or operation of the Assets or the Facility on or after the Closing Date; and

                  11.3.5. Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses to the extent incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         11.4. PROCEDURE FOR INDEMNIFICATION. The procedure for indemnification shall be as follows:

                  11.4.1. The party claiming indemnification (the "CLAIMANT") shall give notice to the party from whom indemnification is claimed (the "INDEMNIFYING PARTY") of any claim, whether between the parties or brought by a third party, specifying (i) the factual basis for such claim; and (ii) the amount of the claim, if ascertainable. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, such notice shall be given promptly by

Claimant to the Indemnifying Party after written notice of such action, suit or proceeding is received by Claimant.

                  11.4.2. Following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have 30 days to make such investigation of the claim as the Indemnifying Company deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said 30-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

                  11.4.3. With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual and reasonable out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim, it shall be bound by the results obtained by the Claimant with respect to such claim

                  11.4.4. In the event that the Indemnifying Party assumes control of the defense of any claim by a third party, the Indemnifying Party shall have the right to consent or otherwise agree to any monetary settlement, but shall not have the right to consent or otherwise agree to any non-monetary settlement or relief, including, without limitation, injunctive relief, without the prior written consent of the Claimant which shall not be unreasonably withheld or delayed.

                  11.4.5. If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every reasonable effort to reach a decision with respect thereto as expeditiously as possible.

                  11.4.6. The indemnification rights provided in Sections 11.2 and 11.3 shall extend to the affiliates. shareholders, directors, officers, employees and representatives of the Claimant, although, for the purpose of the procedures set forth in this Section 11.4. any indemnification claims by such parties shall be made by and through the Claimant.

         11.5. INVESTIGATION. Any investigation made at any time by or on behalf of any party hereto shall not diminish in any respect whatsoever such party's right to rely on the representations and warranties made by or on behalf of any other party herein or pursuant to this Agreement.

         11.6. LIMITATION ON INDEMNIFICATION OBLIGATIONS. Notwithstanding anything contained in this Section 11 to the contrary, no party shall assert a claim for indemnification against the other pursuant to this Section 11 unless and until the amount of all Losses determined to have been incurred or suffered at the time by the party seeking indemnification under this Agreement exceeds, in the aggregate, $150,000 (the "THRESHOLD AMOUNT"), at which time such party may make a claim only to the extent that the aggregate amount of such claims exceeds the Threshold Amount; provided, however, the foregoing limitation shall not apply to a claim for indemnification pursuant to (i) Section 11.2.1 or 11.3.1 with respect to those matters set forth in Sections 3.1, 3.2, 3.13, 3.15, 4.1 and 4.2, (ii) Section 11.2.2, (iii) Section 11.2.3, (iv) Section 11.2.4, (v) Section 11.3.2. or (vi)
Section 11.3.3. The parties hereto further acknowledge and agree that the total indemnification obligations of the Seller and the Shareholder, on the one hand, and the Purchaser, on the other hand, shall not exceed, in the aggregate, the Purchase Price; provided, however, the foregoing limitation shall not apply to a claim for indemnification pursuant to (i) Section 11.2.1 or 11.3.1 with respect to matters set forth in Sections 3.1, 3.2, 3.13, 3.15, 3.17, 4.1 and 4.2, (ii)
Section 11.2.2, (iii) 11.2.3, (iv) 11.2.4, (v) 11.2.5, (vi) 11.3.2, (vii) 11.3.3
or (viii) 11.3.4.

         11.7. INTENTIONALLY OMITTED.

         11.8. EXCLUSIVE REMEDY. From and after the Closing, the sole and exclusive remedy of any party for any misrepresentation or any breach of a warranty or covenant under or pursuant to this Agreement shall be a claim for indemnification under and pursuant to this Section 11; provided; however, that nothing set forth in this Section shall prohibit or restrict a party from seeking equitable relief, including, without limitation, specific performance or injunctive relief.

12.      MISCELLANEOUS

         12.1. FURTHER ASSURANCES. Each party hereto shall execute and deliver all such other documents and do all such other acts and things as may be reasonably necessary to more fully effectuate this Agreement and the transactions contemplated hereby.

         12.2. NOTICES. All notices and other communications hereunder shall be
(i) in writing, (ii) delivered by telecopy, by commercial overnight or same-day delivery service with all delivery costs paid by sender, or by registered or certified mail with postage prepaid, return receipt requested, (iii) deemed given on the date and at the time shown on the telecopy confirmation of receipt (if delivered by telecopy), on the date and at the time (if recorded) of delivery by the commercial delivery service, as shown in the records thereof (if delivered by commercial overnight or same-day delivery service), or on the date shown on the return receipt (if delivered by registered or certified mail) and
(iv) addressed to the parties at their addresses specified on the signature page to this Agreement (or at such other address for a party as shall be specified by like notice).

         12.3. WAIVER. Any waiver of any terms or conditions of this Agreement shall be in writing and shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision of this Agreement operate as a waiver of such provision or of any other provision of this Agreement.

         12.4. CAPTIONS; PARTIAL INVALIDITY. The captions, section numbers and index appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Agreement, nor in any way affect this Agreement. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

         12.5. COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one complete set of such counterparts. Any counterpart of this Agreement which has attached to it separate signature pages, which together contain the signatures of all parties hereto, shall for all purposes be deemed a fully executed original.

         12.6. VARIATIONS OF PRONOUNS; NUMBER; GENDER. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons or entity may require. Whenever used herein the singular number shall include the plural, the plural shall include the singular. and the use of any gender shall include all genders.

         12.7. GOVERNING LAW; CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of West Virginia, without regard to its conflict of laws provisions. The parties acknowledge and agree that they have been represented by counsel and that each of the parties has participated in the drafting of this Agreement. Accordingly. it is the intention and agreement of the parties that the language, terms and conditions of this Agreement are not to be construed in any way against or in favor of any party hereto by reason of the responsibilities in connection with the preparation of this Agreement.

         12.8. THIRD PARTIES. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any employee or creditor of any party hereto.

         12.9. ENTIRE AGREEMENT. This Agreement and all of the related agreements and exhibits attached hereto shall constitute the entire agreement of the parties hereto; all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force and effect (other than the Ground Lease, the Services Agreement and the other Existing Agreements which shall remain in full force and effect in accordance with their terms until terminated pursuant to Section 2.9 hereof and other than the confidentiality letter agreements by West Virginia United Health Systems in favor of the Shareholder) and there are no restrictions, agreements, representations, warranties, arrangements or undertakings, oral or written, between or among the parties relating to the transactions contemplated hereby which are not fully expressed or referred to herein. This Agreement cannot be changed, modified or discharged orally, but only by an agreement in writing, signed by the party against whom enforcement of the change, modification or discharge is sought.

         12.10. REMEDIES. Except as provided in Sections 10.3 or 11.8, all remedies available to the parties, at law, in equity or otherwise, shall be cumulative and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies. In the event that anything in this Section 12.10 shall or shall be deemed to conflict with the provisions of Section 12.12, the provisions of Section 12.12 shall prevail.

         12.11. BENEFIT AND BINDING EFFECT. None of the parties hereto may assign this Agreement without the prior written consent of the other parties hereto; provided, however, that the Purchaser may assign its rights (but not its obligations) under this Agreement, in whole or in part, to an affiliate of the Purchaser for purposes of enabling such affiliate to purchase all or a portion of the Assets provided no such assignment shall delay the Closing or any condition to the Closing, and in the event of such assignment by the Purchaser, Purchaser's assignee shall for all purposes constitute the "Purchaser" with respect to the portion of the Assets acquired by such assignee. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         12.12.   DISPUTE RESOLUTION.

                  12.12.1. Any dispute, controversy or claim which arises out of or relates to this Agreement (other than a dispute, controversy or claim which arises out of or relates to Section 6.5 or Section 6.12) shall be resolved through binding arbitration held before a three member panel of the American Arbitration Association in a city mutually acceptable to the Purchaser and the Shareholder in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any party to this Agreement may initiate arbitration under this Section 12.12, and judgment upon the arbitrators' award may be entered by any court having jurisdiction thereof.

                  12.12.2. As a condition precedent to the right of any party to this Agreement to initiate arbitration under the provisions of this Section 12.12.1, the parties shall meet and consult for a period of 30 days upon written notice issued by any party in an attempt to settle any dispute, controversy or claim which arises out of or relates to this Agreement.

                  12.12.3. Notwithstanding anything to the contrary contained in this Section 12.12. any action for specific performance of this Agreement or any provision hereof may be filed and pursued by any party to this Agreement in any court having jurisdiction thereof.

                  12.12.4. All fees (including, without limitation, arbitrators' and attorneys' fees) shall be allocated between the parties in accordance with the decision of the arbitrators.

         12.13. CONTACT WITH EMPLOYEES AND OTHER PERSONS. Notwithstanding anything to the contrary contained in this Agreement, the Purchaser agrees that it shall not, without the prior written consent of the Vice Chairman of the Board, the President or the Chief Financial Officer of the Shareholder, contact any employee, customer, provider or supplier (whether of goods or services) or any other Person with whom the Shareholder or the Seller have commercial dealings to discuss the transactions contemplated by this Agreement or the business, operations or affairs of any of the Shareholder, the Seller, the Facility or otherwise.

         12.14. SCHEDULES AND EXHIBITS. All Schedules and Exhibits to this Agreement are integral parts of this Agreement. Any item disclosed hereunder (including on any Schedule hereto) shall be deemed disclosed for all purposes hereof irrespective of the specific representation or warranty to which it is explicitly referenced. Without limiting the generality of the foregoing, the fact that any disclosure on any of the Schedules is not required to be disclosed in order to render the applicable representation or warranty to which it relates true, or that the absence of such disclosure on the Schedule would not constitute a breach of such representation or warranty, shall not be deemed or construed to expand the scope of any representation or warranty hereunder or to establish a standard of disclosure in respect of any representation or warranty.

         12.15. BEST EFFORTS. Whenever used in this Agreement, the words "best efforts" or "reasonable best efforts" or similar words shall mean diligently, promptly and in good faith taking actions which are reasonable, necessary and appropriate to accomplish the objective requiring the use of best efforts, but shall not include any obligation (a) to make any payment, incur any costs, commit available resources, or forego the receipt of any payment, which in any case is material in amount in light of the required objective, (b) to initiate any lawsuit or other proceeding to achieve the required objective, or (c) to take any action which is unlawful.

         12.16 KNOWLEDGE. Whenever used in this Agreement, the words "to the knowledge of the Shareholder or the Seller" "to the best knowledge of the Shareholder or the Seller" or similar words shall mean the actual knowledge or awareness of the executive officers of the Shareholder or the Seller or the chief executive officer, chief financial officer, chief operating officer, chief personnel officer or officer in charge of environmental matters of the Facility (or officers or employees of the Seller or the Shareholder who perform such functions in respect of the Facility, regardless of title).


                                      * * *

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

                            SELLER:

                                  PSYCHIATRIC INSTITUTE OF WEST VIRGINIA, INC.

                                  By:
                                     ------------------------------------------
                                  Title:
                                        ---------------------------------------

                                  Address for Notices:
                                  Columbus Center
                                  One Alhambra Plaza.  Suite 750
                                  Coral Gables.  Florida 33134
                                  Attention: President
                                  Facsimile No.: (305) 569-4647
                                  with a copy to:

                                  Haythe & Curley
                                  237 Park Avenue
                                  New York.  New York 10017
                                  Attention: Joseph J. Romagnoli, Esq.
                                  Facsimile No.: (212) 682-0200

                                  SHAREHOLDER:

                                  RAMSAY HEALTH CARE.  INC


                                  By:
                                     ------------------------------------------
                                  Title:
                                        ---------------------------------------

                                  Address for Notices:
                                  Columbus Center
                                  One Alhambra Plaza, Suite 750
                                  Coral Gables.  Florida 33134
                                  Attention: President
                                  Facsimile No.: (305) 569-4647

                                  with a copy to:

                                  Haythe & Curley
                                  237 Park Avenue
                                  New York, New York 10017
                                  Attention: Joseph J. Romagnoli, Esq.
                                  Facsimile No.: (212) 682-0200

                                  PURCHASER:

                                  WEST VIRGINIA UNIVERSITY HOSPITALS, INC.

                                  By:
                                     ------------------------------------------
                                  Title:
                                        ---------------------------------------

                                  Address for Notices:
                                  West Virginia University Hospitals, Inc.
                                  Medical Center Drive, Box 8136
                                  Morgantown, West Virginia 26506-8136
                                  Attn: Bruce B. McClymonds
                                  Facsimile No.: (304) 598-4038

                                  with a copy to:

                                  West Virginia United Health Systems
                                  1000 Technology Drive
                                  Suite 2320
                                  Fairmont, West Virginia  26554
                                  Attn: General Counsel
                                  Facsimile No.: (304) 368-2719

                                  with a copy to:

                                  Spilman Thomas & Battle, PLLC
                                  300 Kanawha Boulevard, East
                                  Charleston, West Virginia 25301
                                  Attention: David B. Shapiro
                                  Facsimile No.: (304) 340-3801